                                                                     EXHIBIT 5.1


                     AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND AMONG

                                LANTRONIX, INC.

                       S COMPANY ACQUISITION CORPORATION

                    SYNERGETIC MICRO SYSTEMS, INCORPORATED

                          THE PRINCIPAL SHAREHOLDERS

                                      AND

                              MICHAEL B. JUSTICE

                         AS SHAREHOLDER REPRESENTATIVE

                        Dated as of September 19, 2001

                               TABLE OF CONTENTS
                                  (continued)

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                                                                                              Page
                                                                                              ----
ARTICLE I THE MERGER.......................................................................      2

     1.1    The Merger.....................................................................      2
     1.2    Effective Time.................................................................      2
     1.3    Effect of the Merger...........................................................      2
     1.4    Articles of Incorporation and Bylaws...........................................      2
     1.5    Directors and Officers.........................................................      3
     1.6    Effect of Merger on the Capital Stock of the Constituent Corporations..........      3
     1.7    Net Worth True-Up..............................................................      7
     1.8    Reserved.......................................................................      9
     1.9    Dissenting Shares..............................................................      9
     1.10   Surrender of Certificates......................................................     10
     1.11   No Further Ownership Rights in Company Common Stock............................     11
     1.12   Lost, Stolen or Destroyed Certificates.........................................     11
     1.13   Tax Consequences...............................................................     11
     1.14   Taking of Necessary Action; Further Action.....................................     12

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PRINCIPAL SHAREHOLDERS....     12

     2.1    Organization of the Company....................................................     12
     2.2    Company Capital Structure......................................................     12
     2.3    Subsidiaries...................................................................     14
     2.4    Authority......................................................................     14
     2.5    No Conflict....................................................................     15
     2.6    Consents.......................................................................     15
     2.7    Company Financial Statements...................................................     16
     2.8    No Undisclosed Liabilities.....................................................     16
     2.9    No Changes.....................................................................     16
     2.10   Tax Matters....................................................................     18
     2.11   Restrictions on Business Activities............................................     21
     2.12   Title to Properties; Absence of Liens and Encumbrances; Condition of
            Equipment......................................................................     21
     2.13   Intellectual Property..........................................................     22
     2.14   Agreements, Contracts and Commitments..........................................     26
     2.15   Interested Party Transactions..................................................     27
     2.16   Governmental Authorization.....................................................     27
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                                       i
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                               TABLE OF CONTENTS
                                  (continued)

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     2.17   Litigation.....................................................................     27
     2.18   Accounts Receivable............................................................     28
     2.19   Minute Books...................................................................     28
     2.20   Environmental Matters..........................................................     28
     2.21   Brokers' and Finders' Fees; Third Party Expenses...............................     29
     2.22   Employee Benefit Plans and Compensation........................................     29
     2.23   Insurance......................................................................     34
     2.24   Compliance with Laws...........................................................     34
     2.25   Foreign Corrupt Practices Act..................................................     35
     2.26   Warranties; Indemnities........................................................     35
     2.27   Complete Copies of Materials...................................................     35
     2.28   Representations Complete.......................................................     35

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB...............................     35

     3.1    Organization, Standing and Power...............................................     35
     3.2    Authority......................................................................     35
     3.3    No Conflict....................................................................     36
     3.4    Consents.......................................................................     36
     3.5    Parent Common Stock............................................................     36
     3.6    Broker's and Finders' Fees.....................................................     36
     3.7    SEC Documents; Parent Financial Statements.....................................     36
     3.8    Ownership of Sub...............................................................     37

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME.............................................     37

     4.1    Conduct of Business of the Company.............................................     37
     4.2    No Solicitation................................................................     39

ARTICLE V ADDITIONAL AGREEMENTS............................................................     40

     5.1    Shareholder Approval...........................................................     40
     5.2    Sale of Restricted Securities and Post-Sale Registration of Certain Shares.....     42
     5.3    Access to Information..........................................................     42
     5.4    Confidentiality................................................................     42
     5.5    Expenses.......................................................................     42
     5.6    Public Disclosure..............................................................     43
     5.7    Consents.......................................................................     43
     5.8    FIRPTA Compliance..............................................................     43
     5.9    Reasonable Efforts.............................................................     43
     5.10   Notification of Certain Matters................................................     43
     5.11   Additional Documents and Further Assurances....................................     44
     5.12   S-8 Registration...............................................................     44
     5.13   Estimated Closing Balance Sheet................................................     44
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                                      ii
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                               TABLE OF CONTENTS
                                  (continued)

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     5.14   Termination of Company Employee Plans.........................................     44
     5.15   Resignation of Officers and Directors.........................................     44
     5.16   Registration Rights Agreement.................................................     45
     5.17   Proprietary Information and Inventions Assignment Agreement...................     45
     5.18   Lock-Up.......................................................................     45
     5.19   No Additional Issuances.......................................................     45
     5.20   Consultant/Employment Agreement...............................................     45

ARTICLE VI CONDITIONS TO THE MERGER.......................................................     45

     6.1    Conditions to Obligations of Parent and the Company to Effect the Merger......     45
     6.2    Conditions to the Obligations of Parent and Sub...............................     46
     6.3    Conditions to Obligations of the Company and the Principal Shareholders.......     49

ARTICLE VII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW............................     50

     7.1    Survival of Representations, Warranties and Covenants.........................     50
     7.2    Indemnification...............................................................     50
     7.3    Escrow Arrangements...........................................................     51
     7.4    Shareholder Representative....................................................     55
     7.5    Maximum Payments; Remedy......................................................     56

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER............................................     57

     8.1    Termination...................................................................     57
     8.2    Effect of Termination.........................................................     58
     8.3    Amendment.....................................................................     58
     8.4    Extension; Waiver.............................................................     58

ARTICLE IX GENERAL PROVISIONS.............................................................     59

     9.1    Notices.......................................................................     59
     9.2    Interpretation................................................................     60
     9.3    Counterparts..................................................................     61
     9.4    Entire Agreement; Assignment..................................................     61
     9.5    Severability..................................................................     61
     9.6    Other Remedies................................................................     61
     9.7    Governing Law.................................................................     61
     9.8    Rules of Construction.........................................................     61
     9.9    WAIVER OF JURY TRIAL..........................................................     61
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                                      iii

                               INDEX OF EXHIBITS


     Exhibit      Description

     Exhibit A    Form of Voting Agreement

     Exhibit B    Form of Shareholder Certificate

     Exhibit C    Form of Investor Rights Agreement

     Exhibit D    Form of Lock-Up Agreement

     Exhibit E    Form of Legal Opinion of Counsel of the Company

     Exhibit F    Form of Non-Competition and Non-Solicitation Agreement

     Exhibit G-1  Form of Employment Agreement (M. Justice)

     Exhibit G-2  Form of Noncompetition Agreement (M. Justice)

     Exhibit H    Form of Option Lock-Up Agreement

     Exhibit I    Form of Legal Opinion of Counsel for Parent

     Exhibit J    Form of Escrow Agreement

     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and
                                                     ---------
entered into as of September 19, 2001, by and among Lantronix, Inc., a Delaware corporation ("Parent"), S Company Acquisition Corporation, an Illinois
              ------
corporation and a wholly owned subsidiary of Parent ("Sub"), Synergetic Micro
                                                      ---
Systems, Incorporated, an Illinois corporation (the "Company"), Michael B.
                                                     -------
Justice, J. Howard Smith and Richard J. Goldstein (each, a "Principal
                                                            ---------
Shareholder," and collectively, the "Principal Shareholders"), and with respect
-----------                          ----------------------
only to Article VII and Article IX hereof, Michael Justice in the capacity of
        -----------     ----------
the Shareholder Representative (the "Shareholder Representative").
                                     --------------------------

                                   RECITALS

     A. The Boards of Directors of each of Parent, Sub and the Company believe it is in the best interests of each company and its respective security holders that Parent acquire the Company through the statutory merger of Sub with and into the Company (the "Merger") and, in furtherance thereof, have approved the
                       ------
Merger.

     B. Pursuant to the Merger, among other things, (i) all outstanding warrants to purchase capital stock of the Company shall be converted into common stock of the Company immediately prior to the Effective Time (as defined in
Section 1.2), (ii) all of the issued and outstanding capital stock of the
-----------
Company shall be converted into the consideration set forth herein, and (iii) all issued and outstanding options to purchase capital stock of the Company shall be assumed by Parent and converted into options to purchase common stock of Parent.

     C. A portion of the cash and stock otherwise payable by Parent in connection with the Merger shall be placed in escrow by Parent as security for the indemnification obligations set forth in this Agreement.

     D. The Company and the Principal Shareholders, on the one hand, and Parent and Sub, on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

     E. Concurrent with the execution and delivery of this Agreement, as a material inducement to Parent and Sub to enter into this Agreement, the Principal Shareholders and certain other Shareholders of the Company are entering into Voting Agreements, in substantially the form attached hereto as Exhibit A (the "Voting Agreements"), with Parent.
---------       -----------------

     F. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). The parties intend for the Merger to be
                       ----
accounted for as a purchase.

     NOW, THEREFORE, in consideration of the mutual agreements, covenants and other promises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereby agree as follows:

                                   ARTICLE I
                                   ---------

                                  THE MERGER
                                  ----------
     1.1  The Merger. At the Effective Time (as defined in Section 1.2 hereof)
          ----------                                       -----------
and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Illinois Corporation Act of 1983 ("Illinois Law"),
                                                                ------------
Sub shall be merged with and into the Company, the separate corporate existence of Sub shall cease, and the Company shall continue as the surviving corporation and as a wholly owned subsidiary of Parent. The surviving corporation after the Merger is sometimes referred to hereinafter as the "Surviving Corporation."
                                                    ---------------------

     1.2  Effective Time.  Unless this Agreement is earlier terminated pursuant
          --------------
to Section 8.1 hereof, the closing of the Merger (the "Closing") will take place
   -----------                                         -------
as promptly as practicable after the execution and delivery hereof by the parties hereto, but no later than five (5) business days following satisfaction or waiver of the conditions set forth in Article VI hereof, at the offices of
                                         ----------
Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, at 10 a.m. Palo Alto time, unless another time and/or place is mutually agreed upon in writing by Parent and the Company. The date upon which the Closing actually occurs shall be referred to herein as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger
 ------------
to be consummated by filing a certificate of merger with the articles of merger attached thereto with the Secretary of State of the State of Illinois (the "Certificate of Merger"), in accordance with the applicable provisions of
 ---------------------
Illinois Law (the time of acceptance by the Secretary of State of the State of Illinois of such filing shall be referred to herein as the "Effective Time").
                                                            --------------

     1.3  Effect of the Merger. At the Effective Time, the effect of the Merger
          --------------------
shall be as provided in the applicable provisions of Illinois Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise agreed to pursuant to the terms of this Agreement, all the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  Articles of Incorporation and Bylaws.
          ------------------------------------

          (a) Unless otherwise determined by Parent prior to the Effective Time, the articles of incorporation of the Surviving Corporation shall be identical to the articles of incorporation of Sub as in effect immediately prior to the Effective Time, until thereafter amended in accordance with Illinois Law and as provided in such articles of incorporation.

          (b) Unless otherwise determined by Parent prior to the Effective Time, the bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation at the Effective Time until thereafter amended in accordance with Illinois Law and as provided in the articles of incorporation of the Surviving Corporation and such bylaws; provided, however, that the provisions of the articles of incorporation and bylaws of Sub concerning liabilities and indemnification of officers, directors and employees shall be no less favorable to officers, directors and employees than provisions regarding such matters in the Parent's bylaws.

     1.5  Directors and Officers.
          ----------------------

          (a) Directors. Unless otherwise determined by Parent prior to the Effective Time, the directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time, each to hold the office of a director of the Surviving Corporation in accordance with the provisions of Illinois Law and the articles of incorporation and bylaws of the Surviving Corporation until their successors are duly elected and qualified.

          (b) Officers. Unless otherwise determined by Parent prior to the Effective Time, the officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately after the Effective Time, each to hold office in accordance with the provisions of the bylaws of the Surviving Corporation.

     1.6  Effect of Merger on the Capital Stock of the Constituent Corporations.
          ---------------------------------------------------------------------

          (a)  Definitions.  For all purposes of this Agreement, the following
               -----------
terms shall have the following respective meanings:

               "Average Trading Price" shall mean the average of the Trading
                ---------------------
Price during the ten (10) business day period prior to the third (3rd) business day before the applicable date of determination.

               "Closing Stock Price" shall mean the Trading Price on the Closing
                -------------------
Date.

               "Company Common Stock" shall mean shares of common stock, no par
                --------------------
value per share, of the Company.

               "Company Options" shall mean all issued and outstanding options
                ---------------
issued pursuant to the Plan to purchase or otherwise acquire Company Common Stock (whether or not vested) held by any person or entity.

               "Company Restricted Stock" shall mean shares of Company Common
                ------------------------
Stock subject to a right of repurchase by the Company.

               "Company Warrants" shall mean all issued and outstanding
                ----------------
warrants to purchase or otherwise acquire Company Common Stock (whether or not vested) held by any person or entity.

               "Escrow Agent" shall mean Chase Manhattan Bank, N.A., or another
                ------------
institution acceptable to Parent and the Shareholder Representative (as defined in Section 7.4 hereof).
   -----------

               "Escrow Cash" shall mean twenty and three-tenths of one percent
                -----------
(20.3%) of the Merger Cash.

               "Escrow Shares" shall mean twenty and three-tenths of one percent
                -------------
(20.3%) of the Merger Shares.

               "Exchange Ratio" shall mean an amount equal to the quotient
                --------------
obtained by dividing (x) the Merger Shares by (y) the Total Outstanding Shares.

               "GAAP" shall mean United States generally accepted accounting
                ----
principles consistently applied from period to period; provided, however, that with respect to financial information that is to be presented or prepared or determined in accordance with GAAP, but which is not year-end financial statements, "GAAP" does not include footnotes and other presentation items that may be required by GAAP and such financial information remains subject to year-end adjustments.

               "Knowledge" shall mean (i) with respect to the Company, the
                ---------
actual conscious knowledge of the Company's executive officers and directors, assuming that such persons shall have made reasonable inquiry of those employees of the Company whom such executive officers and directors reasonably believe would have actual knowledge of the matters represented and (ii) with respect to the Principal Shareholders, the actual conscious knowledge of such Principal Shareholders.

               "Material Adverse Effect" shall mean any change, event or effect
                -----------------------
that is materially adverse to the business, assets (whether tangible or intangible), condition (financial or otherwise), results of operations or capitalization of the Company and its subsidiaries, taken as a whole.

               "Merger Cash" shall mean three million one hundred thousand
                -----------
dollars ($3,100,000) in cash consideration, to be received by the Shareholders in connection with the Merger, on a Pro Rata Basis, as partial consideration in exchange for the Company Common Stock (as adjusted in accordance with Sections
                                                                      --------
1.7 and 5.5 and subject to Article VII); provided, however, that if the Average
-----------                -----------   --------  -------
Trading Price is less than five dollars and ninety-five and one-half cents ($5.955), then the Merger Cash shall be reduced by five dollars and ninety-five and one-half cents ($5.955) and the Merger Shares shall be increased by one share of Parent Common Stock successively until the Merger Cash equals one-fourth of the value of the Merger Shares (valued at the Average Trading Price).

               "Merger Shares" shall mean that number of shares of Parent Common
                -------------
Stock as shall have an aggregate value of thirteen million two hundred thousand dollars ($13,200,000) based on the Average Trading Price, to be received by the Shareholders in connection with the Merger, on a Pro Rata Basis, as partial consideration in exchange for the Company Common Stock (as adjusted in accordance with Sections 1.7 and 5.5 and subject to Article VII); provided,
                --------------------                -----------  ---------
however, that if the Average Trading Price is greater than nine dollars and
-------
ninety-two and one-half cents ($9.925), Merger Shares shall mean one million three hundred twenty-nine thousand nine hundred seventy-five (1,329,975) shares of Parent Common Stock; and provided, further, that if the Average Trading Price
                            --------  -------
is less than five dollars and ninety-five and one-half cents ($5.955), then Merger Shares shall mean two million two hundred sixteen thousand six hundred and twenty-five

(2,216,625) shares of Parent Common Stock, increased as described in the proviso in the definition of Merger Cash.

               "Option Exchange Ratio" shall be equal to (i) the quotient of
                ---------------------
(x) the quotient of (A) sixteen million three hundred thousand dollars ($16,300,000), divided by (B) the number of Total Outstanding Shares divided by
(y) the Closing Stock Price, and (ii) appropriately adjusted to fully reflect the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization or like change with respect to Parent Common Stock occurring after the date hereof and prior to the Closing Date.

               "Parent Common Stock" shall mean unregistered shares of the
                -------------------
common stock, par value $0.001 per share, of Parent.

               "Parent Option" shall mean any option to purchase shares of
                -------------
Parent Common Stock issued pursuant to the terms of Section 1.6(d) hereof in
                                                    --------------
connection with the assumption of a Company Option.

               "Plan" shall mean the Synergetic Micro Systems, Incorporated
                ----
Stock Option Plan.

               "Pro Rata Basis" shall mean, with respect to each Shareholder, an
                --------------
amount equal to the quotient obtained by dividing (x) the number of shares of Company Common Stock owned by such Shareholder immediately prior to the Effective Time by (y) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time.

               "Pro Rata from Merger Cash and Merger Shares" shall mean an
                -------------------------------------------
amount to be paid from Merger Cash and Merger Shares in the same proportion that the Merger Cash bears to the Merger Shares.

               "Shareholder" shall mean any holder of any Company Common Stock
                -----------
immediately prior to the Effective Time.

               "Total Outstanding Shares" shall be the aggregate number of
                ------------------------
shares of Company Common Stock (including any rights convertible into, or exercisable or exchangeable for, shares of Company Common Stock on an as-converted, exercised, or exchanged basis other than Company Options) issued and outstanding immediately prior to the Effective Time.

               "Trading Price" shall mean the closing price of Parent Common
                -------------
Stock on the applicable measuring date, as reported on www.nasdaq.com.

          (b)  Effect on Capital Stock. At the Effective Time, each outstanding
               -----------------------
share of Company Common Stock, upon the terms and subject to the conditions set forth below and throughout this Agreement, will be canceled and extinguished and be converted automatically into the right to receive such number of shares of Parent Common Stock equal to the Exchange Ratio, rounded (with amounts 0.5 and greater rounded up) to the nearest whole number of shares of Parent

Common Stock, plus the portion of the Merger Cash allocable to each share, upon the terms and subject to conditions set forth in this Section 1.6 and throughout
                                                      -----------
this Agreement, including, without limitation, the escrow provisions set forth in Article VII. If any Company Restricted Stock is outstanding immediately prior
   -----------
to the Effective Time, then the Merger Shares issued in exchange for such Company Restricted Stock shall be subject to the same restrictions and vesting arrangements that were applicable to such Company Restricted Stock immediately prior to the Effective Time, and no vesting acceleration of these shares shall occur by reason of the Merger or any other transaction contemplated by this Agreement or upon the subsequent termination of service or otherwise. All outstanding rights to repurchase unvested shares of Company Restricted Stock (the "Repurchase Options") that the Company may hold immediately prior to the
      ------------------
Effective Time shall be assigned to the Parent in the Merger and shall thereafter be exercisable by Parent upon the same terms and subject to the same conditions that were in effect immediately prior to the Effective Time, except that the shares purchasable pursuant to the Repurchase Options and the purchase price per share shall be adjusted appropriately to reflect the applicable number of shares of Parent Common Stock and cash issuable in respect of one share of Company Common Stock pursuant to this Section 1.6(b).
                                      --------------

          (c)  Payment of Aggregate Consideration.
               ----------------------------------

               (i) At the Closing, the Shareholders together shall receive the Merger Shares less the Escrow Shares;

               (ii) At the Closing, the Escrow Shares shall be placed in the Escrow Fund (as defined in Section 7.3(a) below), which shall be placed with the
                           --------------
Escrow Agent pursuant to the terms of an escrow agreement substantially in the form attached hereto as Exhibit J (the "Escrow Agreement");
                        ---------       ----------------

               (iii) By check delivered at the Closing or by wire transfer initiated at the Closing, as each Shareholder may designate, the Shareholders shall receive from the Parent the Merger Cash, less the Escrow Cash; and

               (iv) At the Closing, the Escrow Cash shall be placed in the Escrow Fund, which shall be placed with the Escrow Agent pursuant to the terms of the Escrow Agreement.

          (d)  Assumption of Company Options; Conversion of Company Warrants.
               -------------------------------------------------------------

               (i) As soon as practicable following the Closing but effective as of the Effective Time, each Company Option shall be assumed by Parent as a Parent Option. Subject to Section 6.2(t), each Company Option so assumed by Parent pursuant to this Section 1.6(d) shall continue to have, and be
                        --------------
subject to, the same terms and conditions (including vesting terms) set forth in the Plan, and the option agreements relating thereto, as in effect immediately prior to the Effective Time, except that (A) such assumed Company Option will be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option (whether or not then exercisable or vested) immediately prior to the Effective Time multiplied by the Option Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, and
(B) the per share exercise
price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option shall be equal to option exercise price (rounded up to the nearest whole cent) of the Company Option divided by the Option Exchange Ratio.

               (ii) At the Effective Time, each outstanding warrant or other right to purchase Company Common Stock (excluding unexercised Company Options) (a "Company Warrant") shall not be assumed by Parent and shall be converted to
    ---------------
Company Common Stock and exchanged for Parent Common Stock pursuant to the provisions hereof.

               (iii) Prior to the Effective Time, the Company shall take all action necessary to effect the transactions anticipated by this Section 1.6(d)
                                                                --------------
under all Company Option agreements and any outstanding Company Warrants and any other plan or arrangement of the Company.

          (e)  Assumption Agreement. Promptly following the Closing, Parent
               --------------------
shall issue to each holder of a Company Option to be assumed by Parent pursuant to Section 1.6(d) hereof a document evidencing the assumption of such Company
   --------------
Option by Parent, and each former holder of a Company Option so assumed by Parent shall acknowledge the receipt of the same in exchange for such holder's Company Option.

          (f)  Withholding Taxes. The requisite number of shares of Parent
               -----------------
Common Stock issuable to a Shareholder pursuant to Section 1.6(b) hereof shall be subject to, and reduced by, the amount of any state, federal and foreign withholding taxes incurred (and not previously paid by or on behalf of such Shareholder or the Company) in connection with the acquisition of Company Common Stock upon the exercise of Company Options, upon the lapsing of repurchase rights in respect of shares of Company Common Stock, or upon payment of a bonus in the form of Company Common Stock, if any, to such Shareholder.

          (g)  Shareholder Loans. In the event that any Shareholder has
               -----------------
outstanding loans from the Company as of the Effective Time, the consideration payable to such Shareholder pursuant to this Section 1.6 shall be reduced by an
                                             -----------
amount equal to the outstanding principal plus accrued interest of such Shareholder's loans as of the Effective Time and such loans will be cancelled.

          (h)  Capital Stock of Sub. Each share of Common Stock of Sub issued
               --------------------
and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

     1.7  Net Worth True-Up.
          -----------------

          (a)  Estimated Closing Balance Sheet. No later than five (5) business
               -------------------------------
days prior to the Closing Date, the Company shall deliver to Parent an estimated statement, prepared in good faith, of the Closing Net Worth (as defined below) of the Company as of the Closing Date (the "Estimated Closing Balance Sheet"),
                                            -------------------------------
which Estimated Closing Balance Sheet shall be in form and substance reasonably satisfactory to Parent and shall include, among other things, all amounts owed by the Company to American National Bank and Trust Company of Chicago as of the date of the Estimated Closing Balance Sheet.

          (b)  Interim Price Adjustment. On the Closing Date, the Merger Cash
               ------------------------
and Merger Shares to be received by all Shareholders pursuant to Section 1.6
                                                                 -----------
shall be reduced (on a Pro Rata Basis, Pro Rata from Merger Cash and Merger Shares) by the amount (if any) by which $300,000 plus (or minus) any accumulated earnings (or loss) from and after January 1, 2001 (such accumulated earnings (or loss) shall be calculated by comparing the accumulated earnings (or loss) on the December 31, 2000, balance sheet with the accumulated earnings (or loss) on the Estimated Closing Balance Sheet)(the "Base Net Worth") exceeds the Closing Net
                                      --------------
Worth (as defined below) as set forth in the Estimated Closing Balance Sheet (the "Interim Price Adjustment"). The Interim Price Adjustment shall take the
      ------------------------
form of a pro rata reduction in the Merger Cash and Merger Shares (valued at the Closing Stock Price). As used in this Section 1.7, "Closing Net Worth" shall
                                      -----------   -----------------
mean total assets less total liabilities of the Company, determined in accordance with GAAP.

          (c)  Company Net Worth Report.
               ------------------------

               (i)   Parent Preparation. At Parent's election, within seventy-
                     ------------------
five (75) days following the Closing Date, Parent's internal auditors ("Parent's
                                                                        --------
Accountants") shall furnish the Principal Shareholders with a report (the
-----------
"Company Net Worth Report"), which shall set forth, in reasonable detail and in
 ------------------------
the same form as the Estimated Closing Balance Sheet, the Closing Net Worth of the Company as of the Closing Date calculated in accordance with GAAP. In making such determination, Parent's Accountants shall prepare a balance sheet for the Company as of the Closing Date audited by Parent's Accountants and shall include such audited balance sheet, and their report thereon, as part of the Company Net Worth Report, each prepared in accordance with GAAP. The Company Net Worth Report shall indicate the procedures employed by Parent's Accountants in preparing the Company Net Worth Report and shall contain such other financial information and methods of calculation as may be reasonably necessary for Shareholders to evaluate the accuracy thereof. In the event Parent's Accountants disagree with the accumulated earnings (or loss) presented on the December 31, 2000, balance sheet or the Estimated Closing Balance Sheet, Parent's Accountants shall furnish the Principal Shareholders with a revised calculation of such accumulated earnings (or loss) and such revised calculations shall be part of the Company Net Worth Report (and shall be subject to the review and dispute resolution provisions of this Section 1.7).
                              -----------

               (ii)  Shareholder Representative Review. Shareholder
                     ---------------------------------
Representative (who shall have the right to act on behalf of all Shareholders pursuant to this Section 1.7) shall have a period of forty-five (45) days after
                 -----------
receipt of the Company Net Worth Report to notify Parent of its acceptance or rejection (and in the case of a rejection, there shall be included in such notice the reasons for such rejection in reasonable detail) of the Company Net Worth Report.

               (iii) Dispute Resolution In the event no notice is received by
                     ------------------
Parent during such forty-five (45) day period, the Company Net Worth Report and any required adjustments resulting therefrom shall be deemed accepted by Shareholders. In the event Shareholders shall reject the Company Net Worth Report, Shareholders' independent auditors ("Shareholders' Accountants")
                                             -------------------------
and Parent's Accountants shall promptly (and in any event within sixty (60) days following the date upon which Shareholders shall reject the Company Net Worth Report) attempt to make a joint determination of the Closing Net Worth of the Company as of the Closing Date and such determination and any required adjustments resulting therefrom shall be final and binding on the parties hereto. In the event the Shareholders' Accountants and Parent's Accountants are unable to agree upon the required Closing Net Worth determination as herein provided, within two hundred twenty-five (225) days from the Closing Date, such determination shall be made by a third-party accountant who shall have no prior personal or professional relationships with the Parent, Sub or the Company. Such third party accountant shall be mutually selected and agreed upon by Parent's Accountants and Shareholders' Accountants. The date upon which written notice is provided to the Shareholder Representative of the final Closing Net Worth's determined shall be the "Closing Net Worth Determination Date."
                         ------------------------------------

          (d)  Deficit Payment. On the Closing Net Worth Determination Date, if
               ---------------
the Company Net Worth Report shall reflect a Closing Net Worth of the Company as of the Closing Date that is less than the Closing Net Worth set forth in the Estimated Closing Balance Sheet, as determined pursuant to Section 1.7(b) above,
                                                           --------------
then the amount of such deficit (the "Deficit") shall be payable to Parent
                                      -------
without regard to the Threshold Amount (as defined in Section 7.3(b) hereof)
                                                      --------------
within fifteen (15) business days of the Closing Net Worth Determination Date jointly and severally by the Shareholders on a Pro Rata Basis. Any such payment shall be Pro Rata from Merger Cash and Merger Shares.

     1.8  Reserved.
          --------

     1.9  Dissenting Shares
          -----------------

          (a) Notwithstanding any other provisions of this Agreement to the contrary, any shares of Company Common Stock held by a holder who has exercised and perfected appraisal rights for such shares in accordance with Illinois Law and who has not effectively withdrawn or lost such holder's appraisal rights ("Dissenting Shares") shall not be converted into or represent a right to
  -----------------
receive the consideration for Company Common Stock set forth in Section 1.6 (and
                                                                -----------
subject to the provisions of Sections 7.2 and 7.3), but the holder thereof shall
                             ------------     ---
only be entitled to such rights as are provided by Illinois Law.

          (b)  Notwithstanding the provisions of Section 1.9(a) hereof, if any
                                                 --------------
holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's appraisal rights under Illinois Law, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the consideration for Company Common Stock set forth in
Section 1.6 hereof, without interest thereon, and subject to the provisions of
-----------
Sections 7.2 and 7.3, upon surrender of the certificate representing such
------------     ---
shares.

          (c) The Company shall give Parent (i) prompt notice of any written demand for appraisal received by the Company pursuant to the applicable provisions of Illinois Law, and (ii) the opportunity to consult regarding all negotiations and proceedings with respect to such demands. The

Company shall not, except with the prior written consent of Parent which shall not be unreasonably withheld, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands. Notwithstanding the foregoing, to the extent that Parent or the Company makes any payment or payments in respect of any Dissenting Shares in excess of the consideration that otherwise would have been payable in respect of such shares pursuant to this Agreement valued at the Closing Stock Price or reasonably incurs any other costs or expenses in respect any Dissenting Shares excluding payments for such shares) (together "Dissenting Share Payments") that would not have otherwise been
           -------------------------
incurred, Parent shall be entitled to recover the amount of such Dissenting Share Payments (without regard to the Threshold Amount) jointly and severally from the Shareholders on a Pro Rata Basis. Any such payment shall be Pro Rata from Merger Cash and Merger Shares.

     1.10 Surrender of Certificates.
          -------------------------

          (a)  Exchange Agent. The Secretary of Parent, or its designee, shall
               --------------
serve as the exchange agent (the "Exchange Agent") for the Merger.
                                  --------------

          (b)  Parent to Provide Parent Common Stock. Promptly prior to the
               -------------------------------------
Closing, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I the shares of Parent Common Stock issuable
                     ---------
pursuant to Section 1.6(b) in exchange for outstanding shares of Company Common
            --------------
Stock; provided that, on behalf of the Shareholders, Parent shall deposit into the Escrow Fund (as defined in Section 7.3(a) the Escrow Shares out of the
                               --------------
aggregate number of shares of Parent Common Stock otherwise issuable to the Shareholders pursuant to Section 1.6. Each Shareholder shall be deemed to have
                         -----------
contributed to the Escrow Shares to the Escrow Fund on Pro Rata Basis.

          (c)  Exchange Procedures. On the Closing Date, the Shareholders will
               -------------------
surrender the certificates representing their shares of Company Common Stock (the "Company Stock Certificates") to the Exchange Agent for cancellation
      --------------------------
together with (x) a letter of transmittal in such form and having such provisions that Parent may reasonably request and (y) a fully executed Shareholder Certificate in substantially the form attached hereto as Exhibit B
                                                                     ---------
(a "Shareholder Certificate"). Upon surrender of a Company Stock Certificate for
    -----------------------
cancellation to the Exchange Agent, or such other agent or agents as may be appointed by Parent, together with such letter of transmittal and Shareholder Certificate, duly completed and validly executed in accordance with the instructions thereto, subject to the terms of Section 1.10(e), the holder of
                                              ---------------
such Company Stock Certificate shall receive from the Exchange Agent in exchange therefor, a certificate representing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to Section 1.10(b) and Article VII)
                                                ---------------     ------------
to which such holder is entitled pursuant to Section 1.6(b), and the Company
                                             --------------
Stock Certificate so surrendered shall be canceled. Until so surrendered, each outstanding Company Stock Certificate will be deemed from and for all corporate purposes, to evidence only the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted.

          (d)  Distributions With Respect to Unexchanged Shares. No dividends or
               ------------------------------------------------
other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Company Stock Certificate. Subject to applicable law, following surrender of any such Company Stock Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

          (e)  Transfers of Ownership. If any certificate for shares of Parent
               ----------------------
Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

          (f)  No Liability. Notwithstanding anything to the contrary in this
               ------------
Section 1.10, neither the Exchange Agent, the Surviving Corporation, nor any
------------
party hereto shall be liable to a holder of shares of Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.11 No Further Ownership Rights in Company Common Stock. The shares of
          ---------------------------------------------------
Parent Common Stock paid in respect of the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to be full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Stock Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.
                                                                     ---------

     1.12 Lost, Stolen or Destroyed Certificates. In the event any certificates
          --------------------------------------
evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact and indemnification with respect thereto by the holder thereof, such amount, if any, as may be required pursuant to Section 1.6. In no event shall Parent require any
                               -----------
Shareholder who is the owner of such lost, stolen or destroyed certificate to deliver a bond to secure such lost, stolen or destroyed certificate.

     1.13 Tax Consequences. It is intended by the parties hereto that the Merger
          ----------------
shall constitute a reorganization within the meaning of Section 368(a) of the Code.

     1.14 Taking of Necessary Action; Further Action. If at any time after the
          ------------------------------------------
Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, then Parent, Sub, and the officers and directors of Parent and Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                  ARTICLE II
                                  ----------


                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------
                        AND THE PRINCIPAL SHAREHOLDERS
                        ------------------------------

     The Company and each of the Principal Shareholders (subject to the limitations on liability contained in Sections 7.3 and 7.5 hereof) hereby
                                      ------------     ---
jointly and severally represent and warrant to Parent and Sub, subject to such exceptions as are specifically disclosed in the disclosure schedule supplied by the Company and the Principal Shareholders to Parent (the "Disclosure Schedule")
                                                           -------------------
and dated as of the date hereof, that on the date hereof and as of the Effective Time as though made at the Effective Time as follows:

     2.1  Organization of the Company. The Company is a corporation duly
          ---------------------------
organized, validly existing and in good standing under the laws of the State of Illinois. The Company has the corporate power to own its properties and to carry on its business as currently conducted. Except as set forth in Section 2.1 of
                                                               -----------
the Disclosure Schedule, the Company is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to qualify would have a Material Adverse Effect. The Company has delivered a true and correct copy of its articles of incorporation and bylaws, each as amended to date and in full force and effect on the date hereof, to Parent. Section 2.1 of the Disclosure Schedule lists the directors and
           -----------
officers of the Company. The operations now being conducted by the Company are not now and have never been conducted by the Company under any other name, except the name "FactoryCOMM, LLC".

     2.2  Company Capital Structure.
          -------------------------

          (a) The authorized capital stock of the Company consists of twenty million (20,000,000) shares of common stock, of which seven million one hundred fifty-eight thousand (7,158,000) shares are issued and outstanding as of the date hereof. As of the date hereof, the capitalization of the Company is as set forth in Section 2.2 of the Disclosure Schedule. Assuming the same total
         -----------
capitalization as on the date hereof, the total number of shares of Company Common Stock outstanding as of immediately prior to the Effective Time (assuming the conversion, exercise or exchange of all securities convertible into, or exercisable or exchangeable for, shares of Company Common Stock, other than unexercised Company Options) will be as set forth in Section 2.2 of the
                                                     -----------
Disclosure Schedule. The issued and outstanding Company Common Stock is held by the persons with the domicile addresses and in the amounts set forth in Section
                                                                        -------
2.2 of the Disclosure Schedule. All outstanding shares of Company Common Stock
---
are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the articles of incorporation or bylaws of the Company, or any agreement to which the Company is a party or by which it is bound. All outstanding shares of Company Common Stock and Company Options have been issued in compliance with all applicable federal, state, foreign, or local statutes, laws, rules, or regulations, including federal and state securities laws. The Company has not, and will not have, suffered or incurred any liability (contingent or otherwise) or Loss (as defined in Section
                                                                        -------
7.2 hereof) relating to or arising out of the issuance or repurchase of any
---
Company Common Stock or Company Options, or out of any agreements or arrangements relating thereto. There are no declared or accrued but unpaid dividends with respect to any shares of Company Common Stock. The Company has no other capital stock authorized, issued or outstanding. No vesting provisions applicable to any shares of Company Restricted Stock, or to any other rights to purchase Company Common Stock (other than the Company Warrants identified on
Section 2.2 of the Disclosure Schedule and the Company Options ) will accelerate
-----------
as a result of the Merger. The Company has made no repurchases of its capital stock.

          (b) Except for the Plan and the Phantom Stock Plan (now dissolved), the Company has never adopted or maintained any stock option plan or other plan providing for equity compensation of any person. The Company has reserved one million nine hundred forty-seven thousand nine hundred fifty (1,947,950) shares of Company Common Stock for issuance to employees and directors of, and consultants to, the Company upon the exercise of options granted under the Plan, of which (i) one million five hundred thousand (1,500,000) shares are issuable as of the date hereof, upon the exercise of outstanding, unexercised options grants under the Plan, and (ii) one hundred five thousand (105,000) shares have been issued as of the date hereof, upon exercise of options granted under the Plan. Section 2.2 of the Disclosure Schedule sets forth for outstanding Company
      -----------
Options, the name of the holder of such option, the domicile address of such holder, the number of shares of Company Common Stock issuable upon the exercise of such option, the exercise price of such option, the vesting schedule for such option, and whether such option is intended to qualify as an incentive stock option as defined in Section 422 of the Code. Section 2.2 of the Disclosure
                                              -----------
Schedule sets forth the outstanding Company Warrants, the name of the holder of such Company Warrant and the number of shares of Company Common Stock issuable upon exercise of such Company Warrant. As of the Closing Date in conjunction with the Closing, all Company Warrants will be exercised by their terms for Company Common Stock. As of the Closing Date, an aggregate of one million five hundred thousand (1,500,000) and ninety-four thousand

(94,000) shares of Company Common Stock are issuable upon the exercise of outstanding Company Options and Company Warrants, respectively. Except for the Company Options and Company Warrants, there are no other options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company. Except as contemplated hereby, by the Voting Agreement of even date herewith and the Company's Shareholder Agreement, and as set forth in Section 2.2 of the Disclosure Schedule, there are no voting trusts, proxies,
   -----------
or other agreements or understandings with respect to the voting stock of the Company. Assuming the Parent is the sole record and beneficial holder of all issued and outstanding equity securities of Sub, as result of the Merger, Parent will be the sole record and beneficial holder of all issued and outstanding Company Common Stock and all rights to acquire or receive any shares of Company Common Stock, whether or not such shares of Company Common Stock are outstanding.

     2.3  Subsidiaries.  Except as provided in Section 2.3 of the Disclosure
          ------------                         -----------
Schedule, the Company does not have, and has never had, any subsidiaries or affiliated companies and does not otherwise own, and has never otherwise owned, any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

     2.4  Authority.  The Company and each of the Principal Shareholders have
          ---------
all requisite power and authority to enter into this Agreement and any Related Agreements (as hereinafter defined in this Section 2.4) to which it or he, as
                                           -----------
the case may be, is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which the Company is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, and no further action is required on the part of the Company to authorize the Agreement and any Related Agreements to which it is a party and the transactions contemplated hereby and thereby, subject only to the approval of this Agreement and the transactions contemplated hereby by the Shareholders. This Agreement and the Merger have been unanimously approved by the Board of Directors of the Company. This Agreement and each of the Related Agreements to which the Company and/or the Principal Shareholders are parties have been duly executed and delivered by the Company and each of the Principal Shareholders, as the case may be, and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of the Company and each of the Principal Shareholders, enforceable against each such party in accordance with their respective terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies. For all purposes of this Agreement, the term "Related
                                                                        -------
Agreements" shall mean
----------
the Voting Agreements, Employment Agreements, Non-Competition Agreements, Stand-off Agreements, Certificate of Merger, Registration Rights Agreement and Escrow Agreement.

     2.5  No Conflict.  Except as provided in Section 2.5 of the Disclosure
          -----------                         -----------
Schedule, the execution and delivery by the Company and each of the Principal Shareholders of this Agreement and any Related Agreement to which the Company and/or any Principal Shareholder is a party, and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the articles of incorporation or bylaws of the
 --------
Company, (ii) any mortgage, indenture, lease, contract, covenant or other agreement, instrument or commitment, permit, concession, franchise or license (each a "Contract" and collectively the "Contracts") to which the Company or any
         --------                        ---------
of its properties or assets (whether tangible or intangible), or to which any of the Principal Shareholders, is subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties (whether tangible or intangible) or assets, or applicable to any of the Principal Shareholders, except in each case as to (i) and (iii), where such Conflict will not have a Material Adverse Effect or will not have an affect on the legality, validity or enforceability of this Agreement. Except as set forth in Section 2.5 of the Disclosure Schedule, the Company is in compliance
         -----------
with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any Contract, nor is the Company or any Principal Shareholder aware of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Except as set forth in Section 2.5 of the
                                                        -----------
Disclosure Schedule, each Contract is in full force and effect, and the Company is not subject to any default thereunder, nor to the Knowledge of the Company or the Principal Shareholders is any party obligated to the Company pursuant to any such Contract subject to any default thereunder. Except as provided in Section
                                                                        -------
2.5 of the Disclosure Schedule, the Company has obtained, or will obtain prior
---
to the Effective Time, all necessary consents, waivers and approvals of parties to any Contract as are required thereunder in connection with the Merger, or for any such Contract to remain in full force and effect without limitation, modification or alteration after the Effective Time. Except as provided in
Section 2.5 of the Disclosure Schedule, following the Effective Time, the
-----------
Surviving Corporation will be permitted to exercise all of its rights under the Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments that the Company would otherwise be required to pay pursuant to the terms of such Contracts had the transactions contemplated by this Agreement not occurred.

     2.6  Consents.  Except as provided in Section 2.6 of the Disclosure
          --------                         -----------
Schedule, no consent, waiver, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission (each, a "Governmental Entity")
                                                           -------------------
or any third party, including a party to any agreement with the Company (so as not to trigger any Conflict), is required by or with respect to the Company and/or the Principal Shareholders in connection with the execution and delivery of this Agreement and any Related Agreement to which the Company and/or a Principal Shareholder is a party or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Illinois, and
(iii) the approval of this Agreement and the transactions contemplated hereby by the Shareholders.

          2.7  Company Financial Statements.  Section 2.7 of the Disclosure
               ----------------------------   -----------
Schedule sets forth the Company's unaudited balance sheet as of June 30, 2001, and the related unaudited statement of income for the period then ended (collectively, the "Financials"). The Financials are true and correct in all
                    ----------
material respects and have been prepared in accordance with GAAP. The Financials present fairly the Company's financial condition and operating results as of the dates and during the periods indicated therein, subject to normal year-end adjustments, which are not material (under the principles of GAAP) in amount or significance in any individual case or in the aggregate. The Company's unaudited balance sheet as of June 30, 2001 is referred to hereinafter as the "Current
                                                                     -------
Balance Sheet."
-------------

     2.8  No Undisclosed Liabilities.  Except as set forth with respect to
          --------------------------
obligations arising after June 30, 2001 on Section 2.9 of the Disclosure
                                           -----------
Schedule, the Company has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate (i) has not been reflected in the Current Balance Sheet, or
(ii) has not arisen in the ordinary course of business consistent with past practices since June 30, 2001.

     2.9  No Changes.  Except as set forth in Section 2.9 of the Disclosure
          ----------                          -----------
Schedule, since June 30, 2001, there has not been, occurred or arisen any:

          (a) transaction by the Company except in the ordinary course of business as conducted and consistent with past practices;

          (b) amendments or changes to the articles of incorporation or bylaws of the Company;

          (c) capital expenditure or commitment by the Company exceeding $10,000 individually or $25,000 in the aggregate;

          (d) payment, discharge or satisfaction, in any amount in excess of $10,000 in any one case, or $25,000 in the aggregate, of any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Current Balance Sheet;

          (e) destruction of, damage to, or loss of any material assets (whether tangible or intangible), material business or material customer of the Company (whether or not covered by insurance);

          (f) labor trouble or claim of wrongful discharge or other unlawful labor practice or action with respect to the Company;

          (g) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company other than as required by GAAP;

          (h) change in any material election in respect of Taxes (as defined below), adoption or change in any accounting method in respect of Taxes, agreement or settlement of any claim or assessment in respect of Taxes, or extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (i) revaluation by the Company of any of its assets (whether tangible or intangible);

          (j) declaration, setting aside or payment of a dividend or other distribution (whether in cash, stock or property) in respect of any Company Common Stock, or any split, combination or reclassification in respect of any shares of Company Common Stock, or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Common Stock, or any direct or indirect repurchase, redemption, or other acquisition by the Company of any shares of Company Common Stock (or options, warrants or other rights convertible into, exercisable or exchangeable therefor), except in accordance with the agreements evidencing Company Options;

          (k) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment by the Company of a severance payment, termination payment, bonus or other additional salary or compensation to any such person except in the ordinary course of business as conducted and consistent with past practices;

          (l) any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets (whether tangible or intangible) are bound or any termination, extension, amendment or modification of the terms of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets are bound, except in the ordinary course of business as conducted and consistent with past practices;

          (m) sale, lease, license or other disposition of any of the material assets (whether tangible or intangible) or material properties of the Company, including, but not limited to, the sale of any accounts receivable of the Company, or any creation of any security interest in such material assets or material properties, except in the ordinary course of business as conducted and consistent with past practices;

          (n) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for draws by the

Company under its secured revolving credit facility and advances to employees for travel and business expenses, in each case, in the ordinary course of business consistent with past practices;

          (o) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company, except in the ordinary course of business as conducted and consistent with past practices;

          (p) the commencement, settlement, notice or, to the Knowledge of the Company or the Principal Shareholders, threat of any lawsuit or proceeding or other investigation against the Company or its affairs, or any reasonable basis for any of the foregoing;

          (q) notice of any claim or potential claim of ownership by any person other than the Company of the Company Intellectual Property (as defined in
Section 2.13 hereof) owned by or developed or created by the Company or of
------------
infringement by the Company of any other person's Intellectual Property (as defined in Section 2.13 hereof);
           ------------

          (r) issuance or sale, or contract to issue or sell, by the Company of any shares of Company Common Stock or securities convertible into, or exercisable or exchangeable for, shares of Company Common Stock, or any securities, warrants, options or rights to purchase any of the foregoing, except for issuances of Company Common Stock upon the exercise thereof;

          (s) (i) sale or license of any Company Intellectual Property or execution of any agreement with respect to the Company Intellectual Property with any person or entity or with respect to the Intellectual Property of any person or entity, or (ii) purchase or license of any Intellectual Property or execution of any agreement with respect to the Intellectual Property of any person or entity, (iii) agreement with respect to the development of any Intellectual Property with a third party, or (iv) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company, except in each case, in the ordinary course of business consistent with past practices;

          (t) agreement or modification to any agreement pursuant to which any other party was granted marketing, distribution, development or similar rights of any type or scope with respect to any products or technology of the Company;

          (u) any event or condition of any character that has had or is reasonably likely to have a Material Adverse Effect on the Company; or

          (v) agreement by the Company, or any officer or employees on behalf of the Company, to do any of the things described in the preceding clauses (a) through (u) of this Section 2.9 (other than negotiations with Parent and its
                    -----------
representatives regarding the transactions contemplated by this Agreement and the Related Agreements).

     2.10 Tax Matters.
          -----------

          (a)  Definition of Taxes.  For the purposes of this Agreement, the
               -------------------
term "Tax" or, collectively, "Taxes" shall mean (i) any and all federal, state,
      ---                     -----
local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes as well as public imposts, fees and social security charges (including but not limited to health, unemployment and pension insurance), together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) of this Section 2.10(a) as a result of being a
                                         ---------------
member of an affiliated, consolidated, combined or unitary group for any period, and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) of this Section 2.10(a) as a result of any express or
                            ---------------
implied obligation to indemnify any other person or as a result of any obligation under any agreement or arrangement with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b)  Tax Returns and Audits.
               ----------------------

               (i) As of the Closing Date, the Company will have prepared and timely filed when due all required federal, state, local and foreign returns, estimates, information statements and reports ("Tax Returns") relating to any
                                                -----------
and all Taxes concerning or attributable to the Company or its operations and such Tax Returns are or will be true and correct and have been or will be completed in accordance with applicable law.

               (ii) As of the Closing Date, the Company will have paid all Taxes it is required to pay and will have withheld with respect to its employees (and timely paid over to the appropriate taxing authority) all federal, state and foreign income taxes and social security charges and similar fees, Federal Insurance Contribution Act, Federal Unemployment Tax Act and other Taxes required to be withheld.

               (iii) The Company has not been delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding, assessed or, to the Knowledge of the Company, proposed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

               (iv) No audit or other examination of any Tax Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination (except for routine review of such filings by the IRS).

               (v) The Company has no liabilities for unpaid Taxes which have not been accrued or reserved on the Current Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company has not incurred any liability for Taxes since the date of the Current Balance Sheet other than in the ordinary course of business.

               (vi) The Company has made available to Parent or its legal counsel, copies of all foreign, federal, state and local income and all state and local sales and use Tax Returns for the Company filed for all periods since its inception.

               (vii) There are (and immediately following the Effective Time there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Liens") on the assets of the Company relating to or attributable to Taxes
 -----
other than Liens for Taxes not yet due and payable.

               (viii) Neither the Company nor any Principal Shareholder has Knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

               (ix) None of the Company's assets is treated as "tax-exempt use property," within the meaning of Section 168(h) of the Code.

               (x)    The Company has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(4) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

               (xi) The Company has (a) never been a member of an affiliated group (within the meaning of Code (S)1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was Company),
(b) never been a party to any tax sharing, indemnification or allocation agreement, (c) no liability for the Taxes of any person (other than Company or any of its subsidiaries) under Treas. Reg. (S) 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or agreement, or otherwise and (d) never been a party to any joint venture, partnership or other arrangement that could be treated as a partnership for Tax purposes.

               (xii) The Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income Tax deductions is accurately reflected on the Company's tax books and records.

               (xiii) The Company has not been, at any time, a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code.

               (xiv) No adjustment relating to any Tax Return filed by the Company has been proposed formally or, to the Knowledge of the Company or any Principal Shareholder, informally by any tax authority to the Company or any representative thereof.

               (xv) The Company has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two (2) years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

          (c)  Executive Compensation Tax.  There is no contract, agreement,
               --------------------------
plan or arrangement to which the Company is a party, including, without limitation, the provisions of this Agreement, covering any employee or former employee of the Company, which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to (1) Section 280G or 162(m) of the Code as a result of the transactions contemplated in this Agreement, or, (2) except as reflected on
Section 2.10 of the Disclosure Schedule, pursuant to Section 404.
------------

     2.11  Restrictions on Business Activities.
           -----------------------------------

     Except as set forth in Section 2.11 of the Disclosure Schedule, there is no
                            ------------
agreement (non-competition or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or may reasonably be expected to have the effect of prohibiting or impairing the current business practice of the Company, any acquisition of property (tangible or intangible) by the Company, the conduct of business by the Company, or otherwise limiting the freedom of the Company to engage in any line of business or to compete with any person. Without limiting the generality of the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its technology or products or from providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time, or in any segment of the market.

     2.12  Title to Properties; Absence of Liens and Encumbrances; Condition of
           --------------------------------------------------------------------
Equipment.
---------

           (a) The Company does not own any real property, nor has Company ever owned any real property. Section 2.12 of the Disclosure Schedule sets forth a
                         ------------
list of all real property currently leased by the Company or otherwise used or occupied by the Company for the operation of the Company's business (the
"Leased Real Property"), the name of the lessor, the date of the lease and each
 ---------------------
amendment thereto and, with respect to any current lease, the current aggregate annual rental payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) by the Company.

           (b) The Company has provided Parent true, correct and complete copies of all leases, lease guaranties, subleases, agreements for the leasing, use or occupancy of, or otherwise granting a right in or relating to the Leased Real Property, including all amendments, terminations and modifications thereof ("Lease Agreements"); and there are no other Lease Agreements for real property
  ----------------
affecting the real property or to which Company is bound, other than those identified in Section 2.12 of the Disclosure Schedule. All such Lease Agreements
              ------------
are valid and enforceable and not in default, no rentals are past due, and no circumstance exists, which, with notice, the passage of time or both, could constitute a default under any such Lease Agreement. The Company has received no notice of a default, alleged failure to perform, or any offset or counterclaim with respect to any such Lease Agreement, which has not been fully remedied and withdrawn. The Closing will not affect the enforceability against any person of any such Lease Agreement or the rights of the Company or the Surviving Corporation to the continued use and possession of the real property for the conduct of business as presently conducted.

          (c) The Leased Real Property is in reasonable operating condition and repair, is maintained in a manner consistent with standards generally followed with respect to similar properties, and is sufficient for the conduct of the business as conducted as of the date hereof.

          (d) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except (i) as reflected in the Current Balance Sheet or Section 2.12 of the Disclosure Schedule, (ii) Liens for Taxes
                 ------------
not yet due and payable, and (iii) such imperfections of title and encumbrances, if any, which do not detract materially from the Company's present use of the property.

          (e) All material items of equipment with a value of $25,000 or more (the "Equipment") owned or leased by the Company are (i) adequate for the
      ---------
conduct of the business of the Company as currently conducted and (ii) to the Knowledge of the Company, in reasonable operating condition, regularly and properly maintained, subject to normal wear and tear.

          (f) Except for the rights of American National Bank and Trust Company of Chicago as a senior secured lender to the Company, the Company has sole and exclusive ownership, free and clear of any Liens, of all customer lists, customer contact information, customer correspondence and customer licensing and purchasing histories relating to its current and former customers (the "Customer
                                                                        --------
Information"), except for the rights of such customers in the Customer
-----------
Information not granted to the Company. No person other than the Company possesses any claims or rights with respect to use of the Customer Information, except for the rights of such customers in the Customer Information not granted to the Company.

     2.13 Intellectual Property.
          ---------------------

          (a)  Definitions.  For all purposes of this Agreement, the following
               -----------
terms shall have the following respective meanings:

               "Intellectual Property" shall mean any or all of the following
                ---------------------
(i) works of authorship including, without limitation, computer programs, source code, and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, records, data and mask works, (ii) inventions (whether or not patentable), improvements, and technology, (iii) proprietary and confidential information, trade secrets and know how, (iv) databases, data compilations and collections and technical data, (v) logos, trade names, trade dress, trademarks and service marks, (vi) domain names, web addresses and sites,
(vii) tools, methods and processes, and (viii) any and all instantiations of the foregoing in any form and embodied in any media.

               "Intellectual Property Rights" shall mean worldwide common law
                ----------------------------
and statutory rights associated with (i) patents and patent applications, (ii) copyrights, copyright registrations and copyright applications, "moral" rights and mask work rights, (iii) the protection of trade and industrial secrets and confidential information, (iv) other proprietary rights relating to intangible intellectual property, (v) trademarks, trade names and service marks, (vi) analogous rights to those set forth above, and (vii) divisions, continuations, renewals, reissuances and extensions of the foregoing (as applicable).

               "Company Intellectual Property" shall mean any Intellectual
                -----------------------------
Property and Intellectual Property Rights that are owned by or licensed to the Company and necessary to the conduct of the business of the Company as it is currently conducted, and all such Company Intellectual Property are identified in Section 2.13 of the Disclosure Schedule.
   ------------

               "Registered Intellectual Property" shall mean Intellectual
                --------------------------------
Property and Intellectual Property Rights that have been registered, filed (including applications), certified or otherwise perfected or recorded with any state, government or other public legal authority.

          (b)  Section 2.13 of the Disclosure Schedule (i) lists all Registered
               ------------
Intellectual Property owned by, or filed in the name of, the Company (the "Company Registered Intellectual Property") and (ii) lists any proceedings
 ----------------------------------------
or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world)
                           ---
related to any of the Company Registered Intellectual Property.

          (c)  Except as provided in Section 2.13 of the Disclosure Schedule,
                                     ------------
each item of Company Intellectual Property, including all Company Registered Intellectual Property listed in Section 2.13 of the Disclosure Schedule, and all
                                ------------
Intellectual Property licensed to the Company, is free and clear of any Liens or other encumbrances. The Company is the exclusive owner or exclusive licensee of all Company Intellectual Property that is expressly identified as "Exclusive" on
Section 2.13 of the Disclosure Schedule (the "Exclusive Intellectual Property").
------------                                  -------------------------------
Other as identified on Section 2.13 of the Disclosure Schedule, Parent will not
                       ------------
be required to make any payments to third-parties to use any Intellectual Property used in the conduct of the business of the Company as it is currently conducted, and the Company is not currently making any such payments.

          (d) With respect to such of the Exclusive Intellectual Property that has been developed or created independently, or jointly by any person other than the Company for which the Company has, directly or indirectly, paid, the Company has a written agreement with such person or entity with respect thereto and the Company thereby has obtained ownership of, or has obtained an exclusive, perpetual, transferable, non-terminable license (sufficient for the conduct of its Business as currently conducted) under, all Intellectual Property therein and associated Intellectual Property Rights by agreement, operation of law, or by valid assignment.

          (e)  Except as provided in Section 2.13 of the Disclosure Schedule,
                                     ------------
the Company not transferred ownership or granted any exclusive license of or exclusive right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Intellectual Property or Intellectual Property Rights that is or was Company Intellectual Property, to any other person.

          (f) Other than "shrink-wrap," "stacks," and "drivers" and similar widely available binary code and commercial end-user licenses, but not including public or open technology, the Company Intellectual Property constitutes all the Intellectual Property and Intellectual Property

Rights used in and/or necessary to the conduct of the business of the Company as it currently is conducted.

          (g) Other than (i) "shrink-wrap," "stacks," and "drivers" and similar widely available binary code and commercial end-user licenses, but not including public or open technology, and (ii) other non-exclusive licenses and related agreements with respect thereto of the Company's products to end-users Section
                                                                       -------
2.13 of the Disclosure Schedule lists all contracts, licenses and agreements to
----
which the Company is a party with respect to any Intellectual Property and Intellectual Property Rights. Except as provided in Section 2.13 of the
                                                    ------------
Disclosure Schedule, no third party who has licensed Intellectual Property or Intellectual Property Rights to the Company has ownership rights or license rights to improvements made by the Company in such Intellectual Property which has been licensed to the Company.

          (h) Other than (i) "shrink-wrap," "stacks," and "drivers" and similar widely available binary code and commercial end-user licenses, but not including public or open technology, and (ii) other non-exclusive licenses and related agreements with respect thereto of the Company's products to end-users, Section
                                                                        -------
2.13 of the Disclosure Schedule lists all contracts, licenses and agreements
----
between the Company and any other person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other person of the Intellectual Property Rights of any person other than the Company.

          (i)  Except as provided in Section 2.13 of the Disclosure Schedule,
                                     ------------
the operation of the business of the Company as it currently is conducted or is currently contemplated by the Company to be conducted, including but not limited to the design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company, does not and will not infringe or misappropriate the Intellectual Property Rights of any person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction. The Company has not received any written notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates the Intellectual Property Rights of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does Company or the Principal Shareholders have Knowledge of any basis therefor).

          (j) Each item of Company Registered Intellectual Property is, valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States for the purposes of maintaining such Registered Intellectual Property in the United States. There are no actions that must be taken by the Company within sixty (60) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Registered Intellectual Property.

          (k) There are no contracts, licenses or agreements between the Company and any other person with respect to Company Intellectual Property under which there is any dispute to the Knowledge of either Company or the Principal Shareholders regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company thereunder.

          (l) Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent by operation of law or otherwise of any contracts or agreements to which the Company is a party, will result in:
(i) Parent, Sub or the Company granting to any third party any right to or with respect to any Intellectual Property owned by, or licensed to, any of them, except as provided in Section 2.13 of the Disclosure Schedule; (ii) Parent, Sub
                      ------------
or the Company, being bound by, or subject to, any non-compete or other material restriction on the operation or scope of their respective businesses, except with respect to agreements identified as Change of Control Agreements in Section
                                         ----------------------------    -------
2.13 of the Disclosure Schedule; or (iii) Parent, Sub or the Company being
----
obligated to pay any royalties or other material amounts to any third party in excess of those payable by any of them, respectively, in the absence of this Agreement or the transactions contemplated hereby.

          (m) To the Knowledge of the Company or the Principal Shareholders, no person is infringing or misappropriating any Company Intellectual Property.

          (n) The Company has taken all commercially reasonable steps that are required to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other person to the Company. Without limiting the foregoing, the Company has a policy requiring each employee, consultant, and contractor to execute proprietary information, confidentiality and assignment agreements.

          (o) No Company Intellectual Property, Intellectual Property Rights or service of the Company is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property.

          (p)  To the Knowledge of the Company or the Principal Shareholders, no
(i) product, technology, service or publication of the Company, (ii) material published or distributed by the Company, or (iii) conduct or statement of Company constitutes obscene material, a defamatory statement or material or false advertising.

          (q) None of the Company Intellectual Property was developed by or on behalf of, or using grants or any other subsidies of, any governmental entity or any university.

     By way of clarification, the representations and warranties made by the Company in this Section 2.13 shall be true and correct on the date hereof and as of the Effective Time as though made at the Effective Time; however, the Company and the Principal Shareholders make no representations or warranties with respect to any revision, enhancement, modification, translation, abridgement, consolidation, expansion, recasting, transformation, adaptation or derivative work of or from any Company Intellectual Property made after the Closing by or at the direction of or on behalf of Parent or Sub.

     2.14 Agreements, Contracts and Commitments.
          -------------------------------------

          (a)  Except as provided in Section 2.14 of the Disclosure Schedule,
                                     ------------
the Company is not a party to, nor is it bound by:

               (i) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson, or consulting or sales agreement, contract, or commitment with a firm or other organization;

               (ii) any agreement that requires consent to assign such agreement, which consent is not being given;

               (iii) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

               (iv)   any fidelity or surety bond or completion bond;

               (v) any lease of personal property having a value in excess of $10,000 individually or $25,000 in the aggregate, except as entered into in the ordinary course of business, consistent with past practice;

               (vi) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $10,000 individually or $25,000 in the aggregate, except as entered into in the ordinary course of business, consistent with past practice;

               (vii) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business;

               (viii) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

               (ix) any purchase order or contract for the purchase of materials involving in excess of $10,000 individually or $25,000 in the aggregate, except as entered into in the ordinary course of business, consistent with past practice;

               (x)   any construction contracts;

               (xi) any dealer, distribution, joint marketing or development agreement; or

               (xii) any sales representative, original equipment manufacturer, value added, remarketer, reseller, or independent software vendor, or other agreement for use or distribution of the Company's products, technology or services.

     2.15  Interested Party Transactions. Except as provided in Section 2.15 of
           -----------------------------                        ------------
the Disclosure Schedule, no officer, director or Shareholder of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services, products or technology that the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to the Company, any goods or services, or (iii) a beneficial interest in any Contract to which the Company is a party; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed to be an "interest in any entity" for purposes of this
Section 2.15. Except as provided in Section 2.15 of the Disclosure Schedule,
------------                        ------------
there are no agreements, contracts, or commitments with regard to contribution or indemnification between or among any of the Shareholders.

     2.16  Governmental Authorization. Each consent, license, permit, grant or
           --------------------------
other authorization (i) pursuant to which the Company currently operates or holds any interest in any of its properties, or (ii) which is required for the operation of the Company's business as currently conducted or the holding of any such interest (collectively, "Company Authorizations") has been issued or
                              ----------------------
granted to the Company. The Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets.

     2.17  Litigation. There is no action, suit, claim or proceeding of any
           ----------
nature pending, or to the Knowledge of the Company or any of the Principal Shareholders, threatened, against the Company, their properties (tangible or intangible) or any of their officers or directors nor to the Knowledge of the Company or the Principal Shareholders is there any reasonable basis therefor. There is no investigation or other proceeding pending or, to the Knowledge of the Company or any of the Principal Shareholders, threatened, against the Company, any of their properties (tangible or intangible) or any of their officers or directors by or before any Governmental Entity, nor to the Knowledge of the Company or any of the Principal Shareholders is there any reasonable basis therefor. No Governmental Entity has at any time challenged or questioned the legal right of the Company to conduct its operations as presently or previously conducted or as presently contemplated by the Company to be conducted.

     2.18  Accounts Receivable.
           -------------------

           (a) The Company has made available to Parent a list of all accounts receivable of the Company as of March 31, 2001, together with a range of days elapsed since invoice.

           (b) All of the Company's accounts receivable arose in the ordinary course of business, are carried at values determined in accordance with GAAP consistently applied, and are collectible except to the extent of reserves therefor set forth in the Current Balance Sheet or, for receivables arising subsequent to March 31, 2001, as reflected on the books and records of the Company (which are prepared in accordance with GAAP). Except as provided in
Section 2.18 of the Disclosure Schedule, no person has any Lien on any of the
------------
Company's accounts receivable and no request or agreement for deduction or discount has been made with respect to any of the Company's accounts receivable.

     2.19  Minute Books. The minutes of the Company made available to counsel
           ------------
for parent are the only minutes of the Company and contain accurate summaries of all duly called formal meetings or actions by written consent of the Board of Directors (or committees thereof) of the Company and contain all shareholder actions by written consent since the time of incorporation of the Company.

     2.20  Environmental Matters.
           ---------------------

          (a)  Condition of Property.  To the Knowledge of the Company and the
               ---------------------
Principal Shareholders there are no underground storage tanks, asbestos which is friable or likely to become friable or PCBs present on any property currently owned, operated, leased, occupied or controlled by the Company, and the Company has never installed, used or disposed of such on any such property. No Hazardous Materials are present in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time operated, occupied or leased, except for de minimis quantities used in the normal course and in compliance with Environmental Laws; and except for such Hazardous Materials the existence of which would not result in the material liability of the Company. "Hazardous Material" is any material or substance that
                           ------------------
is prohibited or regulated by any Environmental Law or that has been designated by any Governmental Entity to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment. "Environmental Laws" are all
                                                    ------------------
applicable laws, rules, regulations, orders, treaties, statutes, and codes promulgated by any Governmental Entity which prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Occupational Health and Safety Act of 1970, comparable laws, rules, regulations, ordinances, orders, treaties, statutes, and codes of other Governmental Authorities, the regulations promulgated pursuant to any of the foregoing, and all amendments and modifications of any of the foregoing, all as amended to date.

          (b)  Hazardous Materials Activities.  The Company has not transported,
               ------------------------------
stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any material Environmental Law or in a manner that would reasonably be expected to result in liability to the Company, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity "Hazardous Materials
                                                        -------------------
Activity" is the transportation, transfer, recycling, storage, use, treatment,
--------
manufacture, removal, remediation, release, exposure of others to, sale, or distribution of any Hazardous Material or any product containing a Hazardous Material. Permits. The Company does not hold, nor is it required to hold any, environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") for the conduct of the Company's businesses as such
 ---------------------
businesses are currently being conducted. All such Environmental Permits are valid and in full force and effect. The Company has complied in all material respects with all covenants and conditions of any Environmental Permit which is or has been in force with respect to its Hazardous Materials Activities. No circumstances exist which could cause any Environmental Permit to be revoked, modified, or rendered non-renewable upon payment of the permit fee. All Environmental Permits and all other consent and clearances required by any Environmental Law or any agreement to which the Company is bound as a condition to the performance and enforcement of this Agreement, have been obtained or will be obtained prior to the Closing.

          (c)  Environmental Liabilities.  No action, proceeding, revocation
               -------------------------
proceeding, amendment procedure, writ, injunction or claim is pending, or to the Knowledge of the Company or the Principal Shareholders threatened, concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. Neither the Company nor any of the Principal Shareholders has any Knowledge of any fact or circumstance which is reasonably likely to involve the Company in any environmental litigation, result in any environmental liability or impose upon the Company any environmental liability.

          (d)  Reports and Records.  The Company has no environmental audits and
               -------------------
environmental assessments of any Leased Real Property conducted at the request of, or otherwise in the possession of the Company. The Company has complied with all environmental disclosure obligations imposed by applicable law with respect to this transaction.

     2.21 Brokers' and Finders' Fees; Third Party Expenses. The Company has not
          ------------------------------------------------
incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby.

     2.22 Employee Benefit Plans and Compensation.
          ---------------------------------------

          (a)  Definitions.  For all purposes of this Agreement, the following
               -----------
terms shall have the following respective meanings:

               "Affiliate" shall mean any other person or entity under common
                ---------
control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code, and the regulations issued thereunder.

               "Company Employee Plan" shall mean any plan, program, policy,
                ---------------------
practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning
                                    ---------------------
of Section 3(3) of ERISA or any "simplified employee pension" within the meaning
                                 ---------------------------
of Section 408(k) of the Code which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee, or with respect to which the Company or any Affiliate has or may have any liability or obligation.

               "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation
                -----
Act of 1985, as amended.

               "DOL" shall mean the United States Department of Labor.
                ---

               "Employee" shall mean any current, former or retired employee,
                --------
consultant or director of the Company or any Affiliate.

               "Employee Agreement" shall mean each management, employment,
                ------------------
severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, or contract between the Company or any Affiliate and any Employee.

               "ERISA" shall mean the Employee Retirement Income Security Act of
                -----
1974, as amended.

               "FMLA" shall mean the Family Medical Leave Act of 1993, as
                ----
amended.

               "HIPAA" shall mean the Health Insurance Portability and
                -----
Accountability Act of 1996, as amended.

               "International Employee Plan" shall mean each Company Employee
                ---------------------------
Plan that has been adopted or maintained by the Company or any Affiliate, whether informally or formally, or with respect to which the Company or any Affiliate will or may have any liability, for the benefit of Employees who perform services outside the United States.

               "IRS" shall mean the United States Internal Revenue Service.
                ---

               "Multiemployer Plan" shall mean any Pension Plan which is a
                ------------------
"multiemployer plan" as defined in Section 3(37) of ERISA.

               "PBGC" shall mean the United States Pension Benefit Guaranty
                ----
Corporation.

               "Pension Plan" shall mean each Company Employee Plan which is an
                ------------
"employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

          (b)  Schedule.  Section 2.22 of the Disclosure Schedule contains an
               --------   ------------
accurate and complete list of each Company Employee Plan, each International Employee Plan, and each Employee Agreement. The Company has not made any plan or commitment to establish any new Company Employee Plan, International Employee Plan or Employee Agreement, to modify any Company Employee Plan, International Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan, International Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan, International Employee Plan or Employee Agreement. Section 2.22 of the Disclosure Schedule sets forth a table setting
           ------------
forth the name and salary of each employee of the Company and a listing of the accrued vacation liability of the Company as of the date of this Agreement.

          (c)  Documents.  The Company has provided to Parent (i) correct and
               ---------
complete copies of all documents embodying each Company Employee Plan, each International Employee Plan and each Employee Agreement including, without limitation, all amendments thereto and all related trust documents, (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan, (iii) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets, (iv) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan, (v) all material written agreements and contracts relating to each Company Employee Plan, including, without limitation, administrative service agreements, group annuity agreements and group insurance contracts, (vi) all written communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to the Company, (vii) all correspondence to or from any governmental agency relating to any Company Employee Plan, (viii) all COBRA forms and related notices (or such forms and notices as required under comparable law), (ix) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan, (x) all discrimination tests for each Company Employee Plan for the three (3) most recent plan years, and (xi) the most recent IRS determination or opinion letter issued with respect to each Company Employee Plan.

          (d)  Employee Plan Compliance.  The Company has performed all material
               ------------------------
obligations required to be performed by it under, is not in default or violation of, and has no Knowledge of any default or violation by any other party to, any Company Employee Plan, and each Company Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company

Employee Plan. Each Company Employee Plan intended to be qualified under
Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan. Except as set forth in Section 2.22 of the Disclosure Schedule, there are no actions, suits
         ------------
or claims pending or, to the Knowledge of the Company or the Principal Shareholders, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, the Company or any Affiliate (other than ordinary administration expenses). There are no audits, inquiries or proceedings pending (of which the Company has been sent notice or of which the Company has Knowledge) or to the Knowledge of the Company or the Principal Shareholders or any Affiliates, threatened by the IRS, DOL, or any other Governmental Entity with respect to any Company Employee Plan. Neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under
Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. The Company has timely made all contributions and other payments required by and due under the terms of each Company Employee Plan and applicable regulations promulgated by the IRS and DOL.

          (e)  No Pension Plans.  Neither the Company nor any Affiliate has ever
               ----------------
maintained, established, sponsored, participated in, or contributed to, any Pension Plans subject to Title IV of ERISA or Section 412 of the Code.

          (f)  Collectively Bargained, Multiemployer and Multiple Employer
               -----------------------------------------------------------
Plans. At no time has the Company or any Affiliate contributed to or been
-----
obligated to contribute to any Multiemployer Plan. Neither the Company nor any Affiliate has at any time ever maintained, established, sponsored, participated in, or contributed to any multiple employer plan, or to any plan described in
Section 413 of the Code.

          (g)  No Post-Employment Obligations.  No Company Employee Plan
               ------------------------------
provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

          (h)  COBRA; FMLA; HIPAA.  The Company and each Affiliate has, prior
               ------------------
to the Effective Time, complied with the health care continuation requirements of COBRA, FMLA, HIPAA, the Women's Health and Cancer Rights Act of 1998, the Newborns' and Mothers' Health Protection Act of 1996, and any similar provisions of state law applicable to its Employees ("Applicable Regulations"). The
                                           ----------------------
Company has no obligations to any Employees or qualified beneficiaries pursuant to COBRA, HIPAA or any state law governing health care coverage or extension which have not been satisfied within the time required by applicable law. Section 2.22 of the Disclosure Schedule sets out all currently applicable
     ------------
obligations of the Company to identified current and former employees (as distinguished from general compliance obligations) under the Applicable Regulations.

          (i)  Effect of Transaction.  Except for the assumption of Company
               ---------------------
Options and conversion of Company Warrants pursuant to Section 1.6(d) hereof, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or upon the occurrence of any additional or subsequent events) (i) result in any payment (including severance, golden parachute, bonus or otherwise) becoming due to any shareholder, director, consultant or employee of Company or any Affiliate under any Company Employee Plan or otherwise, (ii) materially increase any benefits otherwise payable by Company or any Affiliate, or (iii) result in the acceleration of the time of payment or vesting of any such benefits. There is no agreement, plan, arrangement or other contract covering any current or former employee or other service provider of the Company or any Affiliate that, considered individually or considered collectively with any other such agreements, plans, arrangements or other contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would be characterized as an "excess parachute payment" within the meaning of
Section 280G(b)(1) of the Code. The Company has no reasonable basis to believe that any persons are, with respect to the Company or any Affiliate, "disqualified individuals" (within the meaning of Section 280G of the Code and the regulations promulgated thereunder) as determined as of the date hereof. On or about the date which is five (5) business days prior to the expected date of the Closing, the Company shall, as and to the extent necessary, deliver to the Parent a Schedule 2.21(i) which sets forth any additional information which the Company reasonably believes would affect the determination of the persons who are, with respect to the Company or any Affiliate, deemed to be "disqualified individuals" (within the meaning of Section 280G of the Code and the regulations promulgated thereunder) as of the date of each such Schedule 2.21(i).

          (j)  Employment Matters.  The Company: (i) is in compliance in all
               ------------------
respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees, (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees, (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing, and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, or to the Knowledge of the Company or the Principal Shareholders, threatened, claims or actions against the Company under any worker's compensation policy or long-term disability policy.

          (k)  Labor.  No work stoppage or labor strike against the Company is
               -----
pending, or to the Knowledge of the Company or the Principal Shareholders, threatened, or reasonably anticipated. The Company does not know of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending, or to the Knowledge of the Company or the Principal Shareholders threatened, or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints. The Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company presently is not, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

          (l)  International Employee Plan.  Each International Employee Plan,
               ---------------------------
if any, has been established, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Employee Plan. Furthermore, no International Employee Plan has unfunded liabilities, that as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent the Company from terminating or amending any International Employee Plan at any time for any reason without liability to the Company or its Affiliates (other than ordinary administration expenses or routine claims for benefits).

          (m)  No Interference or Conflict.  To the Knowledge of the Company or
               ---------------------------
the Principal Shareholders, no Shareholder, director, officer, Employee or consultant of the Company is obligated under any contract or agreement, subject to any judgment, decree, or order of any court or administrative agency that would interfere with such person's efforts to promote the interests of the Company or that would interfere with the Company's business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted nor any activity of such officers, directors, Employees or consultants in connection with the carrying on of the Company's business as presently conducted will, to the Knowledge of the Company or the Principal Shareholders, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, Employees, or consultants is now bound.

     2.23 Insurance.  Section 2.23 of the Disclosure Schedule lists all
          ---------   ------------
insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company or any Affiliate. There is no claim by the Company or any Affiliate pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid (if due), and the Company and its Affiliates are otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Neither the Company nor the Principal Shareholders has any Knowledge of threatened termination of, or premium increase with respect to, any of such policies.

     2.24 Compliance with Laws.  The Company has complied with, is not in
          --------------------
violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

     2.25  Foreign Corrupt Practices Act. The Company (including any of its
           -----------------------------
officers or directors) has not taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder.

     2.26  Warranties; Indemnities. Except for the warranties and indemnities
           -----------------------
contained in those contracts and agreements set forth in Section 2.26 of the
                                                         ------------
Disclosure Schedule and warranties implied by law, the Company has not given any warranties or indemnities relating to products or technology sold or services rendered by the Company.

     2.27  Complete Copies of Materials.  The Company has delivered or made
           ----------------------------
available true and complete copies of each document (or summaries of same) that has been requested by Parent or its counsel, except as disclosed on Section 2.27
                                                                    ------------
of the Disclosure Schedule.

     2.28  Representations Complete.  None of the representations or warranties
           ------------------------
made by the Company or the Principal Shareholders (as modified by the Disclosure Schedule) in this Agreement, and none of the statements made in any exhibit, schedule or certificate furnished by the Company or the Principal Shareholders pursuant to this Agreement contains, or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which made, not misleading.

                                  ARTICLE III
                                  -----------

               REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB
               ------------------------------------------------

     Parent and Sub hereby represent and warrant to the Company that on the date hereof and as of the Effective Time, as though made at the Effective Time, as follows:

     3.1  Organization, Standing and Power.  Parent is a corporation duly
          --------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. Each of Parent and Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a material adverse effect on the business, assets (including intangible assets), condition (financial or otherwise), results of operations or capitalization of Parent (a "Parent Material Adverse Effect").
                             ------------------------------

     3.2  Authority.  Each of Parent and Sub has all requisite corporate power
          ---------
and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement and any Related Agreements to which Parent and Sub are parties have been duly executed and delivered by Parent and Sub and constitute the valid and binding obligations of Parent and Sub, enforceable in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     3.3  No Conflict. The execution and delivery of this Agreement does not,
          -----------
and, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a Conflict under (i) any provision of the articles of incorporation, as amended, and bylaws of Parent or Sub, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which Parent or any of its respective properties or assets are subject and which has been filed as an exhibit to Parent's filings under the Securities Act or the Securities and Exchange Act of 1934, as amended (the "Exchange Act") or (iii) any judgment, order, decree,
                       ------------
statute, law, ordinance, rule or regulation applicable to Parent or Sub or their respective properties or assets, except in each case where such Conflict will not have a Parent Material Adverse Effect and will not have an effect on the legality, validity or enforceability of this Agreement.

     3.4  Consents. No consent, waiver, approval, order or authorization of, or
          --------
registration, declaration or filing with, any Governmental Entity, or any third party is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement and any Related Agreements to which Parent or Sub is a party or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not have a Parent Material Adverse Effect, and (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Illinois.

     3.5  Parent Common Stock. The Parent Common Stock that constitutes the
          -------------------
Merger Shares has been duly authorized, and upon consummation of the transactions contemplated by this Agreement, will be validly issued, fully paid and nonassessable and will be issued in compliance with federal and state securities laws.

     3.6  Broker's and Finders' Fees. Neither Parent nor Sub has incurred, nor
          --------------------------
will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.7  SEC Documents; Parent Financial Statements. A true and complete copy
          ------------------------------------------
of each annual, quarterly and other report, registration statement filed by Parent with the Securities and Exchange Commission (the "SEC") is available on
                                                         ---
the Web site maintained by the SEC at http://www.sec.gov (the "Parent SEC
                                                               ----------
Documents"). As of their respective filing dates, the Parent SEC Documents
---------
complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained on their filing dates any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Parent

SEC Document. The financial statements of Parent included in the Parent SEC Documents (the "Parent Financial Statements") complied as to form in all
                ---------------------------
material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto, except in the case of pro forma statements, or, in the case of unaudited financial statements, except as permitted under Form 10-Q under the Exchange Act) and fairly presented the consolidated financial position of Parent and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of Parent's operations and cash flows for the periods indicated (subject to, in the case of unaudited statements, to normal and recurring year-end audit adjustments).

     3.8  Ownership of Sub. Parent currently owns, and at all times up through
          ----------------
the Closing Date will continue to directly own, all of the capital stock of the Sub.

                                  ARTICLE IV
                                  ----------


                      CONDUCT PRIOR TO THE EFFECTIVE TIME
                      -----------------------------------

     4.1  Conduct of Business of the Company. During the period from the date of
          ----------------------------------
this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees, and each Principal Shareholder agrees, to cause the business of Company to be conducted, except to the extent that Parent shall otherwise consent in writing, in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts and Taxes of the Company when due, to pay or perform other obligations when due (except those reasonably in dispute), and, to the extent consistent with such business, to use commercially reasonable efforts to preserve intact the Company's present business organizations, keep available the services of the Company's present officers and key employees and preserve the Company's relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving the Company's goodwill and ongoing businesses at the Effective Time. The Company and the Principal Shareholders shall promptly notify Parent of any event or occurrence not in the ordinary course of business of the Company and any material event involving the Company. Except as expressly contemplated by this Agreement as set forth in Section 4.1 of the Disclosure Schedule, the
                               -----------
Company shall not, without the prior written consent of Parent:

          (a) make any expenditures or enter into any commitment or transaction outside the ordinary course of business (or otherwise not inconsistent with past practices) or any commitment or transaction of the type described in Section 2.9
                                                                     -----------
hereof;

          (b) sell, license or transfer to any person or entity any rights to any Company Intellectual Property or enter into any agreement with respect to any Company Intellectual Property with any person or entity or with respect to any Intellectual Property of any person or entity except in the ordinary course of business and consistent with past practices, (ii) buy or license any Intellectual Property or enter into any agreement with respect to the Intellectual Property of any person or entity except in the ordinary course of business and consistent with past practices,

(iii) except in the ordinary course of business and consistent with past practices, enter into any agreement with respect to the development of any Intellectual Property with a third party, (iv) or change pricing or royalties charged by the Company to its customers or licensees, or the pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company;

          (c) enter into or amend any Contract pursuant to which any other party is granted marketing, distribution, development or similar rights of any type or scope with respect to any products or technology of the Company;

          (d) amend or otherwise modify (or agree to do so), or violate the terms of, any of the Contracts set forth or described in the Disclosure Schedule;

          (e)  commence or settle any litigation;

          (f) declare, set aside, or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company Common Stock, or split, combine or reclassify any Company Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Common Stock, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of Company Common Stock (or options, warrants or other rights exercisable therefor) except in accordance with the agreements evidencing Company Options;

          (g) issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of capital stock of the Company or any securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue or purchase any such shares or other convertible securities, excluding only issuances of Company Common Stock pursuant to exercises of Company Options and Company Warrants;

          (h) cause or permit any amendments to its articles of incorporation, bylaws or other organizational documents of the Company;

          (i) acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Company's business;

          (j) sell, lease, license or otherwise dispose of a material amount of its properties or assets, including without limitation the sale of any accounts receivable of the Company, except in the ordinary course of business and consistent with past practices ;

          (k) incur any indebtedness or guarantee any indebtedness or issue or sell any debt securities or guarantee any debt securities of others, except draws upon the secured revolving credit facility and otherwise in the ordinary course of business and consistent with past practices;

          (l) grant any loans to others or purchase debt securities of others or amend the terms of any outstanding loan agreement;

          (m) grant any severance or termination pay (in cash or otherwise) to any Employee, including any officer, except payments made pursuant to standard written agreements outstanding on the date hereof and disclosed in the Disclosure Schedule;

          (n) adopt or amend any Company Employee Plan, enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries, wage rates, or other compensation of its employees except payments made pursuant to standard written agreements outstanding on the date hereof and disclosed in the Disclosure Schedule;

          (o) revalue any of its assets (whether tangible or intangible), including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

          (p) pay, discharge or satisfy, in an amount in excess of $10,000 in any one case, or $25,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities incurred in connection with the transactions evidenced by this Agreement or identified in Section 2.9 of the Disclosure Schedule or reflected or reserved against in the Current Balance Sheet;

          (q) make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (r) enter into any strategic alliance or joint marketing arrangement or agreement;

          (s) take any action to accelerate the vesting schedule of any of the outstanding Company Options or Company Common Stock;

          (t) hire or terminate any Employees, or encourage any employees to resign from the Company; or

          (u) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through 4.1(t) hereof, or any other action
                     ---------------         ------
that would (x) prevent the Company or any of the Principal Shareholders from performing, or cause the Company or any of the Principal Shareholders not to perform, their respective covenants hereunder or (y) cause or result in any of its respective representations and warranties contained herein being untrue or incorrect.

     4.2       No Solicitation.
               ---------------

          (a) Until the earlier of (i) the Effective Time, or (ii) the date of termination of this Agreement pursuant to the provisions of Section 8.1, neither
                                                            -----------
the Company nor the Principal Shareholders shall (nor shall the Company or the Principal Shareholders authorize, as applicable, any of their respective officers, directors, employees, shareholders, agents, representatives or affiliates to, and shall take reasonable efforts to prevent any of the aforementioned from), directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, encourage, initiate or participate in any inquiry, negotiations or discussions, or enter into any agreement, with respect to any offer or proposal to acquire all or any material part of the Company's business, properties or technologies, or any amount of the Company Common Stock (whether or not outstanding), whether by merger, purchase of assets, tender offer, license or otherwise, or effect any such transaction, (b) disclose any information not customarily disclosed to any person concerning the Company's business, technologies or properties, or afford to any person or entity access to its properties, technologies, books or records, not customarily afforded such access, (c) assist or cooperate with any person to make any proposal to purchase all or any part of the Company Common Stock or assets of the Company, other than inventory in the ordinary course of business, or (d) enter into any agreement with any person providing for the acquisition of the Company, whether by merger, purchase of assets, license, tender offer or otherwise.

          (b) In the event that the Company, any Principal Shareholder, or any of the Company's affiliates shall receive, prior to the Effective Time or the termination of Agreement in accordance with Section 8.1, any offer, proposal, or
                                            -----------
request, directly or indirectly, of the type referenced in clauses (a) ), (c), or (d) above, or any request for disclosure or access as referenced in clause
(b) above, the Company or such Principal Shareholder, as applicable, shall immediately (x) suspend any discussions with such offeror or party with regard to such offers, proposals, or requests and (y) notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request.

          (c)  If the Merger does not occur as a result of a breach of this
Section 4.2, the Company will pay Parent a five hundred thousand dollar
-----------
($500,000) cash break-up fee as Parent's and Sub's sole and exclusive remedy for breach of this Agreement.

                                   ARTICLE V
                                   ---------

                             ADDITIONAL AGREEMENTS
                             ---------------------
     5.1  Shareholder Approval
          --------------------

          (a) As soon as practicable after the execution of this Agreement, the Company shall prepare, with the cooperation of Parent, an information statement for its Shareholders to approve this Agreement, the Certificate of Merger and the transactions contemplated hereby and thereby (the "Information Statement").
                                                       ---------------------
The Information Statement shall constitute a disclosure document for the offer and issuance of the shares of Parent Common Stock to be received by the holders of Company Common Stock in the Merger. Each of Parent and the Company shall use commercially reasonable efforts to cause the Information Statement to comply with applicable federal and state securities laws, including Regulation D promulgated under the Securities Act. Each of Parent and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in preparation of the Information Statement. The Company will promptly advise Parent, and Parent will promptly advise the Company, in writing if at any time prior to the Effective Time either Parent or the Company shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Information Statement to be submitted to the Company's Shareholders in connection with the solicitation of their approval of the Merger and this Agreement shall be subject to review and approval by Parent and shall include information regarding the Company, the terms of the Merger and this Agreement, and the unanimous recommendation of the Board of Directors of the Company in favor of the Merger and this Agreement. Anything to the contrary contained herein notwithstanding, the Company shall not include in the Information Statement any information with respect to Parent or its affiliates or associates, the form and content of which shall not have been approved by Parent prior to such inclusion.

          (b) Promptly following the preparation and Parent's approval of the Information Statement, the Company shall submit this Agreement and the transactions contemplated hereby to its Shareholders for approval and adoption as provided by Illinois Law and the articles of incorporation and bylaws of the Company. Such submission, and any proxy or consent in connection therewith, shall specify that adoption of this Agreement shall constitute approval by the Shareholders of: (A) the escrow and indemnification obligations of the Shareholders set forth in Article VII hereof and the deposit of Escrow Shares
                          -----------
into the Escrow Fund and (B) in favor of the appointment of Michael Justice as Shareholder Representative, under and as defined in this Agreement. If a Shareholder Meeting is to be held, the Company shall consult with Parent regarding the date of the Company Shareholders' meeting to approve this Agreement and the Merger (the "Company Shareholder Meeting") and shall not
                               ---------------------------
postpone or adjourn (other than for absence of a quorum) the Company Shareholder Meeting without the consent of Parent. The Company shall use its best efforts to obtain the consent of its Shareholders sufficient to approve the Merger and this Agreement and to enable the Closing to occur as promptly as practicable. The Company shall give Shareholders sufficient notice such that no Shareholder will be able to exercise appraisal rights if such Shareholder has not perfected such appraisal rights prior to Closing, pursuant to Section 11.70 of Illinois Law. In addition, the Company shall (i) promptly submit for approval by its Shareholders by the requisite vote the payment of any amount or the provision of any benefit that would not be deductible by reason of Section 280G of the Code as is required by the terms of Section 280G(b)(5)(B) in order for such payments and benefits not to be deemed parachute payments under Code Section 280G, with such approval to be obtained in a manner which satisfies all applicable requirements of such Code Section 280G(b)(5)(B) and the proposed Treasury Regulations thereunder, including Q&A-7 of Section 1.280G-1 of such proposed regulations, or, in the absence of such Shareholder approval, none of those payments or benefits shall be paid or provided, pursuant to the waivers of those payments and benefits to be executed by the affected individuals in form and substance reasonable satisfactory to Parent.

     5.2  Sale of Restricted Securities and Post-Sale Registration of Certain
          --------------------------------------------------------------------
Shares. The parties hereto acknowledge and agree that all of the shares of
------
Parent Common Stock issuable to the Shareholders pursuant to Section 1.6 hereof
                                                             -----------
shall constitute "restricted securities" within the meaning of Rule 144 of the Securities Act and will be issued in a private placement transaction in reliance upon the exemption from the registration and prospectus delivery requirements of
Section 5 of the Securities Act afforded by Section 4(2) of the Securities Act and Regulation D promulgated thereunder. The certificates evidencing the shares of Parent Common Stock to be issued in the Merger shall bear appropriate legends to identify such privately placed shares as being "restricted securities" under the Securities Act, to comply with state and federal securities laws and, if applicable, to notice the restrictions on transfer of such shares. It is acknowledged and understood that Parent is relying on certain written representations made by each of the Shareholders in a Shareholder Certificate delivered to Parent in connection with the transactions contemplated hereby, including, without limitation, representations as to accredited investor status made by Shareholders who are accredited investors.

     5.3  Access to Information. The Company shall afford Parent and its
          ---------------------
accountants, counsel and other representatives, reasonable access during the period from the date hereof and prior to the Effective Time to (i) all of the Company's properties, books, contracts, commitments and records, including the Company's source code, (ii) all other information concerning the business, properties and personnel (subject to restrictions imposed by agreement or applicable law) of the Company as Parent may reasonably request, and (iii) all Employees of the Company as identified by Parent, subject to the approval of Michael B. Justice. The Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements (including Tax Returns and supporting documentation) promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section
                                                                        -------
5.3 shall affect or be deemed to modify any representation or warranty contained
---
herein or the conditions to the obligations of the parties to consummate the Merger in accordance with the terms and provisions hereof.

     5.4  Confidentiality. Each of the parties hereto hereby agrees that the
          ---------------
information obtained in any investigation pursuant to Section 5.3 hereof, or
                                                      -----------
pursuant to the negotiation and execution of this Agreement, due diligence prior to execution of this Agreement or the effectuation of the transactions contemplated hereby, shall be governed by the terms of the Confidential Disclosure Agreements effective as of December 11, 2000 (the "Confidential
                                                              ------------
Disclosure Agreement") between the Company and Parent.
--------------------

     5.5  Expenses.  Whether or not the Merger is consummated, all fees and
          --------
expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third-Party Expenses") incurred by a party in
                            --------------------
connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses. Any out-of-pocket expenses of the Company associated with the consummation of the Merger, including but not limited to expenses of counsel, accountants, finders fees and investment banking fees shall result in a reduction first in the Merger Cash and, if necessary, second in the Merger Shares to be received by the Shareholders, all on a Pro Rata Basis; provided, however, that at the Closing Parent shall pay for or reimburse, as applicable, the reasonable legal expenses of the Company in an amount not to exceed twenty-five thousand dollars ($25,000). The Company shall pay all reasonably anticipated fees of its counsel, accountants and other providers of professional services related to the Merger before or at the Closing.

     5.6  Public Disclosure. No party shall issue any statement or communication
          -----------------
to any third party (other than their respective agents) regarding the subject matter of this Agreement or the transactions contemplated hereby, including, if applicable, the termination of this Agreement and the reasons therefor, without the consent of Parent or the Company, as the case may be, which consent shall not be unreasonably withheld, except that this restriction shall be subject to Parent's obligation to comply with applicable securities laws and the rules of the Nasdaq Stock Market.

     5.7  Consents.  The Company shall use commercially reasonable efforts to
          --------
obtain the consents, waivers and approvals under any of the Contracts to which the Company is a party deemed appropriate or necessary by Parent in connection with the Merger, including all consents, waivers and approvals set forth in the Disclosure Schedule, so as to preserve all rights of, and benefits to, the Company thereunder from and after the Effective Time.

     5.8  FIRPTA Compliance. On the Closing Date, the Company shall deliver to
          -----------------
Parent a properly executed statement (a "FIRPTA Compliance Certificate") in a
                                         -----------------------------
form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3).

     5.9  Reasonable Efforts.  Subject to the terms and conditions provided in
          ------------------
this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided, however, that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates, of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates, or of the Company, its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

     5.10 Notification of Certain Matters.  The Company or any Principal
          -------------------------------
Shareholder, as the case may be, shall give prompt notice to Parent of: (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company or any Principal Shareholder, respectively and as the case may be, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time, and (ii) any failure of the

Company or any Principal Shareholder, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any written notice pursuant to this Section 5.10 shall not (a) limit or otherwise affect any
                 ------------
remedies available to the party receiving such notice or (b) constitute an acknowledgment or admission of a breach of this Agreement. No written disclosure by the Company or the Principal Shareholders pursuant to this Section 5.10,
                                                              ------------
however, shall be deemed to amend or supplement the Disclosure Schedule and to prevent or cure any misrepresentations, breach of warranty or breach of covenant.

     5.11  Additional Documents and Further Assurances. Each party hereto, at
           -------------------------------------------
another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be commercially reasonable and necessary or desirable for effecting completely the consummation of the Merger and the transactions contemplated hereby.

     5.12  S-8 Registration. Parent agrees to use commercially reasonable
           ----------------
efforts to file, if available for use by Parent, with the Securities and Exchange Commission not later than thirty (30) days after the Closing Date, a registration statement on Form S-8 registering the shares of Parent Common Stock issuable upon the exercise of all Company Options assumed by Parent with Parent Options pursuant to Section 1.6(d) hereof.
                    --------------

     5.13  Estimated Closing Balance Sheet.  The Company shall prepare and
           -------------------------------
deliver the Estimated Closing Balance Sheet at least five (5) business days prior to the Closing Date.

     5.14  Termination of Company Employee Plans.  Effective as of the day
           -------------------------------------
immediately preceding the Closing Date the Company shall terminate any and all group severance, separation or salary continuation plans, programs or arrangements, its salary reduction simplified employee pension ("SARSEP"), and
                                                                 ------
any and all Company Employee Plans intended to include a Code Section 401(k) arrangement (unless Parent provides written notice to the Company that such 401(k) plans shall not be terminated) (collectively, "Company Employee Plans").
                                                      ----------------------
Unless Parent provides such written notice to the Company, the Company shall provide Parent with evidence that such Company Employee Plan(s) have been terminated (effective as of the day immediately preceding the Closing Date pursuant to resolutions of the Company's Board of Directors. The form and substance of such resolutions shall be subject to review and approval of Parent. The Company also shall take such other actions in furtherance of terminating such Company Employee Plan(s) as Parent may reasonably require. In the event that the termination of a Company Employee Plan or the distribution of assets therefrom is reasonably anticipated to trigger liquidation charges, surrender charges, or other fees to be imposed upon the account of any participant or beneficiary of such terminated plan or upon the Company or plan sponsor, the Company shall take all such actions as are necessary to reasonably estimate the amount of such charges and/or fees and provide such estimate in writing to Parent prior to the Closing Date.

     5.15  Resignation of Officers and Directors.  Each of Michael B. Justice,
           -------------------------------------
J. Howard Smith, Richard J. Goldstein, Ronald Justice and Michael George shall resign as directors of the Company effective as of the Effective Time.

     5.16  Registration Rights Agreement.  Parent and each of the Shareholders
           -----------------------------
shall have executed a Registration Rights Agreement in the form attached hereto as Exhibit C (the "Registration Rights Agreement").
   ---------       -----------------------------

     5.17  Proprietary Information and Inventions Assignment Agreement. Each
           -----------------------------------------------------------
Each current and former employee and contractor of the Company shall enter into and execute or shall have previously entered into and executed a proprietary information and inventions assignment agreement with the Company in a form satisfactory to Parent.

     5.18  Lock-Up.  Each Principal Shareholder shall enter into a Lock-Up
           -------
Agreement in the form attached hereto as Exhibit D, restricting certain
                                         ---------
transactions in the capital stock of Parent (the "Lock-Up Agreement"). The
                                                  -----------------
parties agree that the Company may allocate among the Shareholders exceptions to such restricted transactions in an aggregate amount equal to the sum of fifty percent (50%) of the number of shares of Parent Common Stock owned by Michael B. Justice immediately following the Effective Time, plus an additional three hundred thousand (300,000) shares of Parent Common Stock.

     5.19  No Additional Issuances.  As of the date hereof, the Company shall
           -----------------------
not issue any security of the Company, including, without limitation, capital stock of the Company or rights to acquire capital stock of the Company (including options or warrants); provided, however, that the Company may issue shares of Company Common Stock upon exercise of outstanding Company Options and Company Warrants.

     5.20  Consultant/Employment Agreement.   Parent shall use commercially
           -------------------------------
reasonable efforts to enter into an at-will consultant or employment agreement with Howard Smith, with aggregate annual compensation consistent with Mr. Smith's historic compensation, six month severance and other terms and conditions consistent with other employees or consultants, as the case may be, with similar experience and responsibilities.

                                  ARTICLE VI
                                  ----------

                            CONDITIONS TO THE MERGER
                            ------------------------

     6.1  Conditions to Obligations of Parent and the Company to Effect the
          -----------------------------------------------------------------
Merger. The respective obligations of the Company and Parent to effect the
------
Merger shall be subject to the satisfaction, at or prior to the Effective Time, of the following conditions:

          (a)  No Order.  No Governmental Entity shall have enacted, issued,
               --------
promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

          (b)  No Injunctions or Restraints; Illegality.  No temporary
               ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be threatened or pending.

          (c)  Litigation.  There shall be no action, suit, claim or proceeding
               ----------
of any nature pending, or overtly threatened, against Parent or the Company, their respective properties or any of their respective officers or directors seeking to enjoin or otherwise prevent the consummation of, or alter the terms of, the Merger or the other transactions contemplated by the terms of this Agreement.

     6.2  Conditions to the Obligations of Parent and Sub.  The obligation of
          -----------------------------------------------
Parent and Sub to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent and Sub:

          (a)  Representations, Warranties and Covenants.  (i) The
               -----------------------------------------
     representations and warranties of the Company and the Principal Shareholders in this Agreement (other than the representations and warranties of the Company and the Principal Shareholders as of a specified date, which will be true and correct as of such date) shall be true and correct on the date they were made and shall be true and correct in all material respects (except for such representations and warranties which are qualified by materiality, which shall be true in all respects) on and as of the Closing Date as though such representations and warranties were made on and as of such time, and (ii) the Company and the Principal Shareholders shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by such parties as of the Closing.

          (b)  Governmental Approval.  Approvals from any court, administrative
               ---------------------
     agency, commission, or other federal, state, county, local or other foreign governmental authority, instrumentality, agency, or commission (if any) deemed appropriate or necessary by Parent shall have been timely obtained.

          (c)  Securities Act Compliance.  The transactions contemplated by this
               -------------------------
     Agreement shall qualify for the exemption from the registration and prospectus delivery requirements of Section 5 of the Securities Act afforded by Section 4(2) of the Securities Act and Regulation D promulgated by the SEC under the Securities Act.

          (d)  Third-Party Consents. Parent shall have been furnished with
               --------------------
     evidence satisfactory to it that the Company has obtained the consents, waivers and approvals of Siemens Aktiengesellschaft and Vautomation, Inc. in connection with the Merger for any Contract between the Company and each of them to remain in full force and effect without limitation, modification or alteration after the Effective Time.

          (e)  Shareholder Certificate.  Each Shareholder shall have executed
               -----------------------
     and delivered to Parent a Shareholder Certificate.

          (f) Resignation of Directors. Parent shall have received a written
              ------------------------
     resignation from each of the directors of the Company effective as of the Effective Time.

          (g)  Legal Opinion.  Parent shall have received a legal opinion from
               -------------
     legal counsel to the Company, substantially in the form attached hereto as Exhibit E.
     ---------

          (h)  No Material Adverse Change. There shall not have occurred any
               --------------------------
     event or condition of any character that has had or is reasonably likely to have a Material Adverse Effect on the Company since the date of this Agreement.

          (i)  Non-Competition Agreements. The Principal Shareholders other than
               --------------------------
     Michael B. Justice shall have executed and delivered to Parent a Non-Competition Agreement in the form attached hereto as Exhibit F, and all of
                                                          ---------
     such Non-Competition Agreements shall be in full force and effect.

          (j)  Michael B. Justice Employment and Non-Competition Agreements.
               ------------------------------------------------------------
     Michael B. Justice shall have executed and delivered to Parent an Employment Agreement and Non-Competition Agreement each in the forms attached hereto as Exhibit G-1 and G-2, respectively, and such agreements
                        -----------     ---
     shall be in full force and effect.

          (k)  Purchaser Representative.  There shall be a Purchaser
               ------------------------
     Representative, as defined under Regulation D of the Securities Act, reasonably satisfactory to Parent, and such Purchaser Representative shall have executed documentation reasonably satisfactory to Parent.

          (l)  Shareholder Approval.  Shareholders holding at least ninety
               --------------------
     percent (90%) of the outstanding shares of Company Common Stock (including Company Warrants on an as-converted basis) shall have approved this Agreement, the Merger and the transactions contemplated hereby and thereby. The payment of any amount or the provision of any benefit that would not be deductible by reason of Section 280G of the Code shall have been approved by such number of Shareholders of Company as is required by the terms of
     Section 280G(b)(5)(B) in order for such payments and benefits not to be deemed parachute payments under Code Section 280G, with such approval to be obtained in a manner which satisfies all applicable requirements of such Code Section 280G(b)(5)(B) and the proposed Treasury Regulations thereunder, including Q&A-7 of Section 1.280G-1 of such proposed regulations, or, in the absence of such Shareholder approval, none of those payments or benefits shall be paid or provided, pursuant to the waivers of those payments and benefits to be executed by the affected individuals in form and substance reasonable satisfactory to Parent.

          (m)  Investigation by Parent.  The Parent shall have completed its due
               -----------------------
     diligence investigation of the Company, with results reasonably satisfactory to Parent.

          (n)  Certificate of the Company and the Principal Shareholders. Parent
               ---------------------------------------------------------
     shall have received a certificate, validly executed by the Principal Shareholders and the Chief Executive Officer of the Company for and on its behalf, to the effect that, as of the Closing:

               (i) all representations and warranties made by the Company and the Principal Shareholders, as the case may be, in this Agreement (other than the representations and warranties of the Company and the Principal Shareholders as of a specified date, which will be true and correct as of such date) were true and correct when made and are true and correct in all material respects (except for such representations and warranties which are qualified by materiality, which shall be true and correct in all respects) on the Closing Date and that all covenants and obligations under this Agreement to be performed by the Company or the Principal Shareholders on or before the Closing have been so performed in all material respects; and

               (ii) the conditions to the obligations of Parent and Sub set forth in this Section 6.2 have been satisfied (unless otherwise waived in
              -----------
accordance with the terms hereof).

          (o)  Certificate of Secretary of Company.  Parent shall have received
               -----------------------------------
a certificate, validly executed by the Secretary of the Company, certifying as to (i) the terms and effectiveness of the articles of incorporation and the bylaws of the Company, and (ii) the valid adoption of resolutions of the Board of Directors of the Company and the Shareholders approving this Agreement and the consummation of the transactions contemplated hereby.

          (p)  Certificate of Good Standing.  Parent shall have received a
               ----------------------------
long-form certificate of good standing from the Secretary of State of the State of Illinois, dated within a reasonable period prior to Closing.

          (q)  FIRPTA Certificate.  Parent shall have received a copy of the
               ------------------
FIRPTA Compliance Certificate, validly executed by a duly authorized officer of the Company.

          (r)  Termination of Company Employee Plans.  Parent shall have
               -------------------------------------
received from the Company evidence that the Company's 401(k) plan and any other Company Employee Plans required to be terminated pursuant to Section 5.14 hereof
                                                             ------------
have been terminated pursuant to resolution of the Company's Board of Directors (the form and substance of which shall have been subject to review and approval of Parent), effective as of the day immediately preceding the Closing Date.

          (s)  Estimated Closing Date Balance Sheet.  Parent shall have
               ------------------------------------
received from the Company the Estimated Closing Balance Sheet pursuant to
Section 1.7 hereof.
-----------

          (t)  Vesting Agreements.  All of the persons who accept offers of
               ------------------
employment with Parent or Sub as of the Closing shall have entered into a lock-up agreement (the "Option Lock-up Agreement") attached hereto in Exhibit H
                   ------------------------                      ---------
with respect to all options that vest as a result of accelerated vesting caused by the Merger; provided, however, that a pool of options which, if exercised as of the Closing, would yield aggregate pre-tax proceeds of $75,000 based on the Closing Stock Price (the "Excluded Options"), shall be allocated among the
                          ----------------
employees and in the share amounts listed on Section 6.2(t) of the Disclosure
                                             --------------
Schedule. The Option Lock-up Agreement shall provide all of the options subject to such agreement and held by such person, other than the Excluded Options, shall be subject to transfer restrictions, provided that twenty-five percent (25%) of such options shall be released from the lock-up on the first anniversary of the Closing and one-forty eighth (1/48/th/) of such options shall be released from the lock-up over each of the subsequent thirty-six (36) months; provided further, however, that all such options shall be released from such lock-up upon the termination by Parent or Sub without cause of such person.

          (u)  Proprietary Information and Inventions Assignment Agreement. The
               -----------------------------------------------------------
Company shall have provided evidence reasonably satisfactory to Parent that each employee and contractor of the Company has entered into and executed a proprietary information and inventions assignment agreement with the Company in a form satisfactory to Parent.

          (v)  Parent Capital Stock Lock-Up Agreements.  Each Shareholder of
               ---------------------------------------
the Company shall have entered into a Lockup Agreement.

          (w)  Termination of Company Shareholder Agreement.  The Company shall
               --------------------------------------------
have provided evidence reasonably satisfactory to the Company that the Company's Shareholder Agreement shall have been terminated in accordance with applicable law and the terms thereof.

     6.3  Conditions to Obligations of the Company and the Principal
          ----------------------------------------------------------
Shareholders. The obligations of the Company and each of the Principal
------------
Shareholders to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a)  Representations, Warranties and Covenants.  The representations
               -----------------------------------------
and warranties of Parent and Sub in this Agreement were true and correct when made and shall be true and correct in all material respects (except for such representations and warranties which are qualified by materiality, which shall be true in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time, and each of Parent and Sub shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Effective Time.

          (b)  Certificate of Parent.  Company shall have received a
               ---------------------
certificate executed on behalf of Parent by an appropriate officer of Parent to the effect that, as of the Closing:

               (i) all representations and warranties made by Parent and Sub in this Agreement were true and correct when made and are true and correct in all material respects (except for such representations and warranties that are qualified by materiality, which shall be true and correct in all respects) on and as of the Closing Date as though such representations and warranties were made on and as of such time; and

               (ii) all covenants and obligations under this Agreement to be performed by Parent and Sub on or before the Closing have been so performed in all material respects.

          (c)  Registration Rights Agreement.  The Parent shall have taken all
               -----------------------------
reasonable actions to ensure that Parent and Shareholders shall have executed and become signatories to the Registration Rights Agreement.

          (d)  Legal Opinion.  Company shall have received a legal opinion from
               -------------
legal counsel to Parent, substantially in the form attached hereto as Exhibit I.
                                                                      ---------

          (e)  Certificate of Good Standing.  The Company shall have received a
               ----------------------------
long-form Certificate of good standing from the Secretary of State of the State of Delaware, dated within a reasonable period prior to Closing.

          (f)  Release.  American National Bank and Trust Company of Chicago
               --------
("ANB") shall have released each of the Principal Shareholders from their
  ---
respective guaranties of the Company's indebtedness and obligations to ANB.

                                  ARTICLE VII
                                  -----------

              SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW
              --------------------------------------------------

     7.1  Survival of Representations, Warranties and Covenants.  The
          -----------------------------------------------------
representations and warranties of the Company and the Principal Shareholders contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall survive for a period of eighteen (18) months following the Closing Date (the expiration of such eighteen (18) month period, the "Survival Date"); provided, however, that the representations and warranties
     -------------
contained in Section 2.10 (Tax Matters), Section 2.20 (Environmental Matters)
             ------------                ------------
and claims for Fraud (as defined in Section 7.5) (collectively, "Excluded
                                    -----------                  --------
Claims") shall survive until the expiration of the applicable statute of
------
limitations. The representations and warranties of Parent and Sub contained in
Section 3.2 (Authority), Section 3.5 (Parent Common Stock), Section 3.7 (SEC
-----------              -----------                        -----------
Documents; Parent Financial Statement) and Section 3.8 (Ownership of Sub) shall
                                           -----------
survive until the first anniversary of the Closing Date, all other representations and warranties of Parent and Sub contained this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall survive until the Closing Date.

     7.2  Indemnification.  The Shareholders agree to indemnify and hold Parent
          ---------------
and its officers, directors, and affiliates, including the Surviving Corporation (collectively, the "Indemnified Parties"), harmless, subject to the limitations
                    -------------------
contained in Section 7.5, against all claims, losses, liabilities, damages,
             -----------
deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation and defense (hereinafter individually a "Loss" and
                                                                   ----
collectively "Losses") incurred or sustained by the Indemnified Parties, or any
              ------
of them, directly or indirectly, as a result of (i) any breach or inaccuracy of a representation or warranty of the Company or the Principal Shareholders contained in this Agreement or in any certificate, instrument, or other document delivered pursuant to this Agreement, (ii) any failure by the Company or the Principal Shareholders to perform or comply with any covenant applicable to any of them contained in this Agreement and (iii) any violation of the Code (including Treasury Regulations or IRS pronouncements promulgated thereunder) or ERISA (including Department of Labor ("DOL") regulations DOL or pronouncements promulgated thereunder) by the Company arising from or relating to the SARSEP maintained by the Company occurring prior to the Effective Date (whether or not continuing on or after the Effective Date) (a "SARSEP Violation"), including, but not limited to, the costs of correcting such SARSEP Violations; provided, however, that Parent shall take commercially reasonable efforts to mitigate any Loss; and provided, further, that the amount of any Loss shall be reduced by amounts actually received from insurance relating to such claims which Parent shall use commercially reasonable efforts to collect. The Shareholders shall not have any right of contribution from the Company or Parent with respect to any Loss claimed by an Indemnified Party pursuant to this Article VII.
                                                 -----------

     7.3  Escrow Arrangements.
          -------------------

          (a)  Escrow Fund.  By virtue of this Agreement and as exclusive
               -----------
remedy (except with respect to Excluded Claims, the amount of any Deficit and any Dissenting Share Payments) for the indemnity provided for in Section 7.2
                                                                 -----------
at the Effective Time, the Shareholders will be deemed to have received and deposited the Escrow Shares with the Escrow Agent (plus any additional shares as may be issued in respect of any stock split, stock dividend or recapitalization effected by Parent after the Effective Time) without any act of the Shareholders. Promptly after the Closing, the Escrow Cash and Escrow Shares, without any act of the Shareholders, will be deposited with the Escrow Agent, such deposit of the Escrow Cash and Escrow Shares to constitute an escrow fund (the "Escrow Fund") to be governed by the terms of a separate Escrow Agreement
      -----------
in the form attached as Exhibit J. The Escrow Fund shall be available to
                        ---------
compensate the Indemnified Parties for any claims by such parties for any Losses suffered or incurred by them and for which they are entitled to recovery under this Article VII. Parent on the one hand and Shareholders in the aggregate (on a
     -----------
Pro Rata Basis) on the other hand each shall bear fifty percent (50%) of the costs of the Escrow Agent's services.

          (b)  Threshold.  Notwithstanding any provision of this Agreement to
               ---------
the contrary, Parent may not recover any Losses from the Escrow Fund unless and until one or more Officer's Certificates or Pending Claim Certificates (each as defined below) identifying Losses in excess of one hundred thousand dollars ($100,000) in the aggregate (the "Threshold Amount") has or have been delivered
                                  ----------------
to the Escrow Agent and Shareholder Representative as provided in Section
                                                                  -------
7.3(e), in which case Parent shall be entitled to recover all Losses so
------
identified, including fifty thousand dollars ($50,000) of the Threshold Amount. Notwithstanding the foregoing, Parent shall be entitled to recover for, and the Threshold Amount shall not apply as a threshold to, any and all claims or payments made with respect to the Excluded Claims, SARSEP Violations, the amount of any Deficit and any Dissenting Share Payments. For the purposes hereof, "Officer's Certificate" shall mean a certificate signed by any executive officer
 ---------------------
of Parent: (1) stating that Parent has paid, sustained, or incurred Losses, and
(2) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid, sustained, incurred, or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related. "Pending Claims Certificate" shall mean a certificate signed by any
          --------------------------
executive officer of Parent: (1) stating that Parent reasonably anticipates that it will have to pay, sustain, incur or accrue Losses in connection with the existing, but unsatisfied claims as of the Survival Date or, with respect to SARSEP Violations only, as of the passing of forty (40) months after the Effective Date (each a "Pending Claim"), and (2) specifying in reasonable
                        -------------
detail the individual items of Losses included in the amount so stated, the date each such item is anticipated to be paid, sustained or incurred, or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such items relate.

          (c)  Satisfaction of Claims.
               ----------------------

               (i) Claims by an Indemnified Party for Losses shall be satisfied: (A) first, from the Escrow Fund, and (B) second, but only with respect to Excluded Claims, against the Shareholders directly; provided, however, that only Principal Shareholders shall be liable for Losses related to Fraud.

               (ii) Claims with respect to the Deficit and any Dissenting Share Payments shall be satisfied: (A) first, by the Shareholders directly, on a joint and several basis, and (B) second, from the Escrow Fund; each subject to the limitations contained in Section 7.5.
                         -----------

          (d)  Escrow Period; Distribution of Escrow Shares and Escrow Cash Upon
               -----------------------------------------------------------------
Termination of Escrow Period.  Subject to the following requirements, the Escrow
----------------------------
Fund shall be in existence immediately following the Effective Time and, except as provided below, shall terminate at 5:00 p.m., California time, on the date that is eighteen (18) months from the Closing Date (the "Escrow Period");
                                                         --------------
provided, however, that the Escrow Period shall not terminate with respect to 0.3% of the Escrow Fund (or such lesser amount (allocated Pro Rata from Merger Cash and Merger Shares) equal to $50,000 minus the amount of any Losses resulting from SARSEP Violations for which the Indemnified Parties have already been indemnified pursuant to this Article VII), which amount shall remain in the Escrow Fund until the passing of forty (40) months after the Effective Date and shall be applied only toward satisfaction of Losses, if any, resulting from SARSEP Violations; and provided further, however, that the Escrow Period shall not terminate with respect to the amount of any Losses set forth in a Pending Claims Certificate until the claims identified therein are resolved pursuant to this Article VII. As soon as all such claims have been resolved, if any, the
     -----------
Escrow Agent shall deliver to the Shareholders the remaining portion of the Escrow Fund, if any, not required to satisfy such claims. Deliveries of the Escrow Shares and Escrow Cash out of the Escrow Fund to the Shareholders pursuant to this Section 7.3(d) shall be made on a Pro Rata Basis. All interest
                 --------------
on the Escrow Cash shall be distributed to the Shareholders on a Pro Rata Basis upon distribution of the Escrow Fund. All cash dividends and distributions, if any, on the Escrow Shares, shall be distributed to the Shareholders on a Pro Rata Basis as earned.

          (e)  Claims for Indemnification.
               --------------------------

               (i) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of an Officer's Certificate or upon resolution of any claims identified in a Pending Claims Certificate, the Escrow Agent shall, subject to the provisions of Section 7.3(f) hereof, deliver to Parent, as
                                    --------------
promptly as practicable, Pro Rata from Merger Cash and Merger Shares in the Escrow Fund an amount equal to such Losses (with the value of the Escrow Shares as calculated based on the Closing Stock Price).

               (ii) If Losses incurred or sustained by the Indemnified Parties with respect to an Excluded Claim exceed the Escrow Fund then available, then an Indemnified Party may make a claim directly against the Shareholders; provided, that with respect to Losses arising from Fraud, then an Indemnified Party may only make a claim directly against the Principal Shareholders. In the event an Indemnified Party pursues indemnity directly against the Shareholders or Principal

Shareholders, as the case may be, subject to the provisions of Sections 7.3(f)
                                                               ---------------
and 7.5(b), each Shareholder shall promptly, and in no event later than thirty
    ------
(30) days after delivery of an Officer's Certificate or upon resolution of any claims identified in a Pending Claims Certificate to the Shareholder Representative, wire transfer to the Indemnified Party an amount equal to such Shareholder's Pro Rata Basis of such Loss.

               (iii)  If the Shareholder Representative (as defined in Section
                                                                       -------
7.4) does not object in writing within the thirty (30) day period after delivery
----
by the Parent of the Officer's Certificate, such failure to so object shall be an irrevocable acknowledgment by the Shareholder Representative and Shareholders (including the Principal Shareholders) that the Indemnified Party is entitled to the full amount of the claim for Losses set forth in such Officer's Certificate.

               (iv) Upon resolution of a Pending Claim, Parent promptly shall deliver an Officer's Certificate with respect to such claim to the Shareholder Representative and the Escrow Agent. If the Shareholder Representative (as defined in Section 7.4) does not object in writing within the thirty (30) day
           -----------
period after delivery by the Parent of the Officer's Certificate, such failure to so object shall be an irrevocable acknowledgment by the Shareholder Representative and Shareholders (including the Principal Shareholders) that the Indemnified Party is entitled to the full amount of the claim for Losses set forth in such Officer's Certificate.

          (f)  Objections to Claims against the Escrow Fund.
               --------------------------------------------

               (i) At the time of delivery of any Officer's Certificate or Pending Claims Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Shareholder Representative, and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any Escrow Amount pursuant to Section 7.3(e) unless the
                                                    --------------
Escrow Agent shall have received written authorization from the Shareholder Representative to make such delivery. With respect to any Officer's Certificate, after the expiration of such thirty (30) day period, the Escrow Agent shall make delivery Pro Rata from Merger Cash and Merger Shares from the Escrow Fund equal to the amount of Losses (with the value of the Escrow Shares as calculated based on the Closing Stock Price) claimed in the Officer's Certificate; provided that no such payment or delivery shall be made if the Shareholder Representative objects in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and the Parent prior to the expiration of such thirty (30) day period. With respect to any Pending Claims Certificate, the Escrow Agent shall not release Escrow Funds in an amount sufficient to satisfy the Pending Claims set forth therein, until such time as either (x) an Officer's Certificate relating to such claims is delivered and no timely objections are raised or timely objections are resolved, in each case in accordance with this Article VII, or (y) timely objections to such
                             -----------
Pending Claims Certificate are resolved in favor of the Shareholder Representative.

               (ii) Notwithstanding the foregoing, the calculation of the Deficit at Closing in accordance with the terms of Section 1.7 hereof shall be
                                                   -----------
conclusive and binding on all parties to this Agreement, and none of the Parent, the Shareholder Representative, nor the Principal Shareholders shall have any further right to challenge such calculation of the Deficit at Closing, whether pursuant to the terms of this Section 7.3 or otherwise.
                              -----------

          (g)  Resolution of Conflicts; Arbitration.
               ------------------------------------

               (i) In case the Shareholder Representative shall object in writing to any claim or claims made in any Officer's Certificate or Pending Claims Certificate within thirty (30) days after delivery of such certificate, the Shareholder Representative and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. Shareholder Representative agrees during the sixty (60) day period following delivery of the Shareholder Representative's objection to meet no less than twice with an executive officer of Parent empowered with authority to settle such matter and Parent agrees that such an executive officer of Parent shall meet with the Shareholder Representative no less than twice during such period. If the Shareholder Representative and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both such parties and, in the case of a claim against the Escrow Fund, shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and make distributions from the Escrow Fund in accordance with the terms thereof.

               (ii) If no such agreement can be reached after good faith negotiation and prior to ninety (90) days after delivery of an Officer's Certificate or Pending Claims Certificate, either Parent or the Shareholder Representative may demand arbitration of the matter unless the amount of the Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration, and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Parent and the Shareholder Representative. In the event that, within forty-five (45) days after submission of any dispute to arbitration, Parent and the Shareholder Representative cannot mutually agree on one arbitrator, then, within fifteen
(15) days after the end of such forty-five (45) day period, Parent and the Shareholder Representative shall each select one arbitrator. The two arbitrators so selected shall select a third arbitrator. If the Shareholder Representative fails to select an arbitrator during this fifteen (15) day period, then the parties agree that the arbitration will be conducted by one arbitrator selected by Parent. If Parent fails to select an arbitrator during this fifteen (15) day period then the parties agree that the arbitration will be conducted by one arbitrator selected by the Shareholder Representative.


               (iii) Any such arbitration shall be held in Orange County, California under the rules then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator, or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a competent court of law or equity, should the arbitrators or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Officer's Certificate or Pending Claims Certificate shall be final, binding, and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s), and the Escrow Agent shall be entitled to rely on, and make distributions from the Escrow Fund in accordance with, the terms of such award, judgment, decree or order as applicable. Within thirty (30) days of a decision of the arbitrator(s) requiring payment by one party to another, such party shall make the payment to such other party.

               (iv) Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The forgoing arbitration provision shall apply to any dispute between the Shareholders (including the Principal Shareholders) and the Indemnified Party under this Article VII hereof, whether
                                                   -----------
relating to claims upon the Escrow Fund or to the other indemnification obligations set forth in this Article VII.
                              -----------

          (h)  Third-Party Claims.  In the event Parent becomes aware of a
               ------------------
third-party claim which Parent reasonably believes may result in a demand against the Escrow Fund or for other indemnification pursuant to this
Article VII, Parent shall notify the Shareholder Representative of such claim,
-----------
and the Shareholder Representative shall be entitled on behalf of the Shareholders, at its expense, to participate in, but not to determine or conduct, the defense of such claim. Parent shall have the right in its sole discretion to conduct the defense of, and to settle, any such claim; provided, however, that any such claim shall not be compromised or settled without the written consent of the Shareholder Representative, which consent shall not be unreasonably withheld or delayed. In the event that the Shareholder Representative has consented to any such settlement, the Shareholders (including the Principal Shareholders) shall have no power or authority to object under any provision of this Article VII to the amount of any claim by Parent against the
                  -----------
Escrow Fund or against the Shareholders directly, as the case may be, with respect to such settlement.

     7.4  Shareholder Representative.
          --------------------------

          (a) Each of the Shareholders (including each of the Principal Shareholders) hereby appoints Michael B. Justice as its agent and attorney-in-fact, as the Shareholder Representative (the "Shareholder Representative")
                                                 --------------------------
for and on behalf of the Shareholders (and with regard to Claims made against the Shareholders directly, for and on behalf of the Shareholders and with regard to Claims made against the Principal Shareholders directly, for and on behalf of the Principal Shareholders) to give and receive notices and communications, to authorize payment to Parent from the Escrow Fund in satisfaction of claims by Parent, to object to such payments, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all other actions that are either (i) necessary or appropriate in the judgment of either of the Shareholder Representative for the accomplishment of the foregoing or (ii) specifically mandated by the terms of this Agreement. Such agency may be changed by the Shareholders or the Principal Shareholders, as the case may be, from time to time upon not less than thirty (30) days prior written notice to Parent; provided, however, that the Shareholder Representative may not be removed unless holders of a two-thirds (2/3rds) interest of the Escrow Fund or, in the event there are no amounts remaining in the Escrow Fund, by the holders of two-thirds (2/3rds) of the Merger Shares agree to such removal and to the identity of the substituted agent. A vacancy in the position of Shareholder Representative may be filled by the holders of a majority in interest of the Escrow Fund or, in the event there are no amounts remaining in the Escrow Fund, by the holders of two- thirds of the Merger Shares. No bond shall be required of the Shareholder Representative, and the Shareholder Representative shall not receive any compensation for its services. Notices or communications to or from the Shareholder Representative shall constitute notice to or from the Shareholders.

          (b) The Shareholder Representative shall not be liable for any act done or omitted hereunder as Shareholder Representative while acting in good faith and in the exercise of reasonable judgment. The Shareholders on whose behalf the Escrow Amount was contributed to the Escrow Fund shall indemnify the Shareholder Representative and hold the Shareholder Representative harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Shareholder Representative and arising out of or in connection with the acceptance or administration of the Shareholder Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Shareholder Representative.

          (c) A decision, act, consent or instruction of the Shareholder Representative, including but not limited to an amendment, extension or waiver of this Agreement pursuant to Sections 8.3 and 8.4 hereof, shall constitute a
                              ------------     ---
decision of all the Shareholders and shall be final, binding and conclusive upon each of such Shareholders; and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of all the Shareholder Representative as being the decision, act, consent or instruction of the Shareholders. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholder Representative.

     7.5  Maximum Payments; Remedy.
          ------------------------

          (a)  Subject to Section 7.5(b) and (c), the maximum amount an
                          --------------     ---
Indemnified Party may recover from each Shareholder pursuant to the indemnity set forth in Section 7.2 hereof for Losses or for any claim whatsoever under
              ----------
this Agreement (except as provided in Section 7.5) shall be limited to the
                                      -----------
Escrow Fund; provided, however, that, subject to Section 7.5(b) and (c) hereof,
                                                 --------------     ---
in the case of Excluded Claims, payment of the Deficit, or Dissenting Share Payments, Losses shall be limited to a dollar amount equal to the Merger Cash plus the aggregate proceeds from the sale of the Merger Shares plus the market value of unsold Merger Shares, each as of the date of such claim is paid by settlement or otherwise.

          (b) Nothing herein shall limit the liability of any Principal Shareholder in respect of Losses arising out actions or omissions constituting fraud under applicable law with respect to the representations, warranties and covenants contained herein ("Fraud") on the part of such Principal Shareholder.
                             -----
Notwithstanding anything in this Article VII to the contrary, only Principal
                                 -----------
Shareholders shall be liable for Losses related to Fraud.

          (c) Nothing herein shall limit the liability of the Company or the Shareholders for any breach or inaccuracy of any representation, warranty or covenant contained in this Agreement if the Merger does not close as a result of such breach or inaccuracy; provided, that in the event the Merger does not close, the aggregate liability of the Company and the Shareholders shall not exceed five hundred thousand dollars ($500,000).

                                 ARTICLE VIII
                                 ------------

                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

     8.1  Termination.  Except as provided in Section 8.2 hereof, this Agreement
          -----------                         -----------
may be terminated and the Merger abandoned at any time prior to the Closing:

          (a)  by mutual agreement of the Company and Parent;

          (b) by Parent or the Company if the Closing Date shall not have occurred on or before the thirtieth (30/th/) day following the date on which Shareholder Approval of the transactions effectuated by this Agreement have been obtained; provided, however, that if such thirtieth (30th) day is not a business day in either California or Illinois, then the Closing Date may occur on the next day that is a business day in both California and Illinois; provided, however, that the right to terminate this Agreement under this Section 8.1(b)
                                                               --------------
shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes breach of this Agreement;

          (c) by Parent or the Company if the Closing Date shall not have occurred by December 31, 2001;

          (d) by Parent or the Company if: (i) there shall be a final non-appealable order of a federal or state court in effect preventing consummation of the Merger, or (ii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Closing by any Governmental Entity that would make consummation of the Closing illegal;

          (e) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would: (i) prohibit Parent's ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate all or any portion of the business or assets of the Company or Parent as a result of the Merger ;

          (f) by Parent if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement not otherwise qualified by materiality, or there has been a breach of any representation, warranty, covenant or qualified by materiality, of the Company or the Principal Shareholders contained in this Agreement such that the conditions set forth in Section 6.2(a) hereof would not be satisfied and such breach has not been cured within ten (10) calendar days after written notice thereof to the Company and the applicable Principal Shareholder; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured; and provided further, that the right to terminate this Agreement under this Section
                                                                        -------
8.1(f) shall not be available to Parent if any action or failure to act by
------
Parent has been a principal cause of any Company breach or the failure to cure such breach within ten (10) calendar days after written notice; or

          (g) by the Company if neither the Company nor any of the Principal Shareholders is in material breach of their respective obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement not otherwise qualified by materiality, or there has been a breach of any representation, warranty, covenant or agreement that is qualified by materiality, of the Parent contained in this Agreement such that the conditions set forth in Section 6.3(a) hereof would not be satisfied and
                            --------------
such breach has not been cured within ten (10) calendar days after written notice thereof to Parent; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured; and provided further, that the right to terminate this Agreement under this Section 8.1(g) shall not
                                                      --------------
be available to the Company if any action or failure to act by Company or the Principal Stockholders has been a principal cause of any Parent breach or the failure to cure such breach within ten (10) calendar days after written notice.

     8.2  Effect of Termination. In the event of termination of this Agreement
          ---------------------
as provided in Section 8.1, this Agreement shall forthwith become void and there
               -----------
shall be no liability or obligation on the part of Parent, the Company or the Principal Shareholders, or their respective officers, directors or shareholders, if applicable; provided, however, that each party hereto shall remain liable for any breaches of this Agreement prior to its termination; and provided further, however, that, the provisions of Sections 5.4 (Confidentiality), 5.5 (Expenses)
                                 ------------                    ---
and 5.6 (Public Disclosure), Article IX hereof and this Section 8.2 shall remain
    ---                      ----------                 -----------
in full force and effect and survive any termination of this Agreement pursuant to the terms of this Article VIII.
                     ------------

     8.3  Amendment.  This Agreement may be amended by the parties hereto at any
          ---------
time by execution of an instrument in writing signed on behalf of each of the parties hereto. For purposes of this Section 8.3, the Shareholders agree that
                                     -----------
any amendment of this Agreement signed by the Shareholder Representative shall be binding upon and effective against each of the Shareholders whether or not they have signed such amendment.

     8.4  Extension; Waiver.  At any time prior to the Closing, Parent, on the
          -----------------
one hand, and the Company and the Shareholder Representative acting on behalf of the Shareholders, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and
(iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. For purposes of this Section 8.4, the
                                                                -----------
Shareholders agree that any extension or waiver signed by the Shareholder Representative shall be binding upon and effective against each of the Shareholders whether or not they have signed such extension or waiver.

                                  ARTICLE IX
                                  ----------

                              GENERAL PROVISIONS
                              ------------------

     9.1  Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by nationally recognized overnight commercial messenger or courier service for next business day delivery, or mailed by registered or certified mail (return receipt requested), in each case with all postage, costs and fees prepaid to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail or messenger or courier will not be deemed given until received:

          (a)  if to Parent or Sub, to:

               Lantronix, Inc.
               15353 Barranca Parkway
               Irvine, California  92618
               Attention: Steven V. Cotton
               Telephone No.: (949) 453-3990
               Facsimile No.: (949) 453-3995

                       with a copy to:

               Wilson Sonsini Goodrich & Rosati
               Professional Corporation
               650 Page Mill Road
               Palo Alto, California 94304
               Attention: John T. Sheridan, Esq.
               Telephone No.: (650) 493-9300
               Facsimile No.: (650) 493-6811

          (b)  if to the Company or the Shareholder Representative, to:

               Synergetic Micro Systems, Incorporated
               2506 Wisconsin Ave.
               Downers Grove, Illinois 60515
               Attention: Michael Justice
               Telephone No.: (630) 434-1770
               Facsimile No.: (630) 434-1987

                       with a copy to:

               Sachnoff & Weaver, Ltd.
               30 South Wacker Drive, 29th floor
               Chicago, Illinois 60606
               Attention: Frank D. Ballantine, Esq.
               Telephone No.: (312) 207-1000
               Facsimile No.: (312) 207-6400

          (c)  If to the Principal Shareholders, to the addresses set forth in
Section 9.1 of the Disclosure Schedule.
-----------

     9.2  Interpretation.  The words "include," "includes" and "including" when
          --------------
used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.3  Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     9.4  Entire Agreement; Assignment. This Agreement, the Exhibits hereto, the
          ----------------------------
Disclosure Schedule, the Confidential Disclosure Agreement, and the documents and instruments and other agreements among the parties hereto referenced herein:
(i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof,
(ii) are not intended to confer upon any other person any rights or remedies hereunder, and (iii) shall not be assigned by operation of law or otherwise, except that Parent may assign its rights and delegate its obligations hereunder to its affiliates as long as Parent remains ultimately liable for all of Parent's obligations hereunder.

     9.5  Severability. In the event that any provision of this Agreement or the
          ------------
application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.6  Other Remedies. Any and all remedies herein expressly conferred upon a
          --------------
party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     9.7  Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within Orange County, State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

     9.8  Rules of Construction. The parties hereto agree that they have been
          ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     9.9  WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY
          --------------------
WAIVES ALL RIGHT TO TRIAL BY JURY FOR ANY ACTION,

PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

     IN WITNESS WHEREOF, Parent, Sub, the Company, the Principal Shareholders and the Shareholder Representative have caused this Agreement to be signed, all as of the date first written above.

                                    LANTRONIX, INC.

                                    By: /s/ Steven V. Cotton
                                        -----------------------------------
                                    Name: Steven V. Cotton
                                    Title: Chief Financial Officer


                                    SYNERGETIC MICRO SYSTEMS, INCORPORATED

                                    By: /s/ Michael B. Justice
                                        -----------------------------------
                                    Name: Michael B. Justice
                                    Title: President


                                    S COMPANY ACQUISITION CORPORATION

                                    By: /s/ Steven V. Cotton
                                        -----------------------------------
                                    Name: Steven V. Cotton
                                    Title: President



                                    SHAREHOLDER REPRESENTATIVE

                                    By: /s/ Michael B. Justice
                                        -----------------------------------
                                        Michael B. Justice, an individual


                                    PRINCIPAL SHAREHOLDERS

                                    By: /s/ Michael B. Justice
                                        -----------------------------------
                                        Michael B. Justice, an individual

                                    By: /s/ J. Howard Smith
                                        -----------------------------------
                                        J. Howard Smith, an individual

                                    By: /s/ Richard J Goldstein
                                        -----------------------------------
                                        Richard J. Goldstein, an individual